                                 SCHEDULE 14A
                                (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant [ X ]

Filed by a party other than the registrant []

Check the appropriate box:
[] Preliminary proxy statement
[ X ] Definitive proxy statement
[] Definitive additional materials
[] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             DIGITAL ISLAND, INC.
-------------------------------------------------------------------------------
                 (Name of Registrant as Specified in Charter)

-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[ X ] No fee required.
[] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-
11.

  (1)  Title of each class of securities to which transaction applies:
                                      N/A
    ------------------------------------------------------------------------

  (2)  Aggregate number of securities to which transaction applies:
                                      N/A
    ------------------------------------------------------------------------

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Rule 0-11 (Set forth the amount on which the
                                      N/A
    ------------------------------------------------------------------------

  (4)  Proposed maximum aggregate value of transaction:
                                      N/A
    ------------------------------------------------------------------------

  (5)  Total fee paid:
                                      N/A
    ------------------------------------------------------------------------
  [] Fee paid previously with preliminary materials:

    ------------------------------------------------------------------------
  [] Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1)  Amount previously paid:
                                      N/A
    ------------------------------------------------------------------------
  (2)  Form, schedule or registration statement no.:
                                      N/A
    ------------------------------------------------------------------------
  (3)  Filing party:
                                      N/A
    ------------------------------------------------------------------------
  (4)  Date filed:
                                      N/A
    ------------------------------------------------------------------------

                             DIGITAL ISLAND, INC.
                         45 Fremont Street, 12th Floor
                            San Francisco, CA 94105
                                (415) 738-4100

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON APRIL 20, 2000

TO THE STOCKHOLDERS OF DIGITAL ISLAND, INC.:

  The annual meeting of stockholders of DIGITAL ISLAND, INC., a Delaware corporation (the "Company"), will be held on Thursday, April 20, 2000 at 10:00 a.m., local time, at the Park Hyatt Hotel, 333 Battery Street, San Francisco, California, 94111 for the following purposes:

  1. To elect two directors to serve for a three-year term ending in the year 2003 or until their successors are duly elected and qualified;

  2. To approve a series of amendments to the Digital Island 1999 Stock Incentive Plan which will (i) increase the number of shares of Digital Island common stock available for issuance under the 1999 plan by an additional 3,000,000 shares, (ii) effect the following changes to the automatic share increase provisions of the 1999 plan: (a) increase the number of shares of common stock by which the share reserve will automatically increase on the first trading day of each calendar year, beginning with calendar year 2001, from 4% to 4.75% of the total number of shares of Digital Island common stock outstanding on the last trading day of the immediately preceding calendar year and (b) increase the limit on such annual increase from 2,000,000 shares to 5,000,000 shares, subject to adjustment for subsequent stock splits, stock dividends and similar transactions and (iii) effect the following changes to the automatic option grant program in effect for the non-employee board members under the 1999 plan: (x) increase the number of shares of common stock for which each new non-employee board member is to be granted a stock option at the time of his or her initial election or appointment to the board from 15,000 shares to 30,000 shares and (y) increase the number of shares of common stock for which each continuing non-employee board member is to be granted stock options at each annual stockholders meeting from 5,000 shares to 10,000 shares, beginning with the 2000 Annual Stockholders Meeting;

  3. To ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for the year ending September 30, 2000; and

  4. To transact such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

  The foregoing matters are described in more detail in the enclosed proxy statement. The board of directors has fixed the close of business on March 16, 2000, as the record date for the determination of the stockholders entitled to notice of, and to vote at, the annual meeting and any postponement or adjournment thereof. Only those stockholders of record of the Company as of the close of business on that date will be entitled to vote at the annual meeting or any postponement or adjournment thereof. A list of stockholders entitled to vote at the annual meeting will be available for inspection at the executive offices of the Company.

  All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all of your shares will be voted. You may revoke your proxy at any time prior to the annual meeting. If you attend the annual meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the annual meeting will be counted.

  YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                          By Order of the Board of Directors,

                                                              /s/ T.L. Thompson
                                          -------------------------------------
                                          T.L. Thompson
                                          Secretary

San Francisco, California
March 23, 2000

                             DIGITAL ISLAND, INC.
                         45 Fremont Street, 12th Floor
                            San Francisco, CA 94105
                                (415) 738-4100

                                PROXY STATEMENT

  Your vote at the annual meeting is important to us. Please vote your shares of common stock by completing the enclosed proxy card and returning it to us in the enclosed envelope. This proxy statement has information about the annual meeting and was prepared by our management for the board of directors. This proxy statement and the accompanying proxy card are first being mailed to you on or about March 23, 2000.

                       GENERAL INFORMATION ABOUT VOTING

Who can vote?

  You can vote your shares of common stock if our records show that you owned the shares on March 16, 2000. A total of 66,824,637 shares of common stock can vote at the annual meeting. You get one vote for each share of common stock. The enclosed proxy card shows the number of shares you can vote.

How do I vote by proxy?

  Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the annual meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope. If the proxy card is properly signed and returned, the proxyholders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxyholders will vote for you on that proposal. Unless you instruct otherwise, the proxyholders will vote FOR each of the two director nominees and FOR each of the other proposals to be considered at the meeting.

What if other matters come up at the annual meeting?

  The matters described in this proxy statement are the only matters we know will be voted on at the annual meeting. If other matters are properly presented at the meeting, the proxyholders will vote your shares as they see fit.

Can I change my vote after I return my proxy card?

  Yes. At any time before the vote on a proposal, you can change your vote either by filing with our Secretary at our principal executive offices at 45 Fremont Street, 12th Floor, San Francisco, CA 94105, a written notice revoking your proxy card or by signing, dating and returning to us a new proxy card. We will honor the proxy card with the latest date. You may also revoke your proxy by attending the annual meeting and voting in person.

Can I vote in person at the annual meeting rather than by completing the proxy card?

  Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person.

What do I do if my shares are held in "street name"?

  If your shares are held in the name of your broker, a bank, or other nominee, that party should give you instructions for voting your shares.

How are votes counted?

  We will hold the annual meeting if holders of a majority of the shares of common stock entitled to vote either sign and return their proxy cards or attend the meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card.

  If your shares are held in the name of a nominee, and you do not tell the nominee how to vote your shares (so-called "broker nonvotes"), the nominee can vote them as it sees fit only on matters that are determined to be routine, and not on any other proposal. Broker nonvotes will be counted as present to determine if a quorum exists but will not be counted as present and entitled to vote on any nonroutine proposal.

Who pays for this proxy solicitation?

  The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

                             STOCKHOLDER PROPOSALS

  To be included in the proxy statement and form of proxy relating to the annual meeting to be held in 2001, a stockholder proposal must be received by T.L Thompson, Chief Financial Officer and Secretary, Digital Island, Inc., 45 Fremont Street, 12th Floor, San Francisco, CA 94105 no later than December 21, 2000. If the Company is not notified of a stockholder proposal by February 6, 2001, then the proxy solicited by the board of directors for the 2001 annual meeting will confer discretionary authority to vote against such stockholder proposal.

                                PROPOSAL NO. 1:

                             ELECTION OF DIRECTORS

  Our board of directors is divided into three classes with staggered three-year terms with each class consisting as nearly as possible, of one-third of the total number of directors. The number of directors is determined from time to time by the board of directors and is currently fixed at nine members. Effective at the time of the Annual Meeting, the size of the board of directors will be reduced from nine members to seven members.

  On December 28, 1999, we completed our acquisition of Sandpiper Networks, Inc. The merger agreement provided that, upon completion of the merger, the board of directors of Digital Island would be set to nine members--four designees of Digital Island, three designees of Sandpiper Networks and two mutually acceptable outside directors. The current board of directors facilitated the integration of Digital Island and Sandpiper after the merger. However, pursuant to the merger agreement and as part of the merger transition, two directors--one Digital Island designee and one Sandpiper designee--are required to come off the board within six months of the merger. Consequently, at the annual meeting, Cliff Higgerson (as the Digital Island designee) and Robert Kibble (as the Sandpiper designee), who are both currently Class I directors, will not stand for re-election as Class I directors.

  The new seven member board of directors, effective as of the annual meeting, will consist of two Class I directors, two Class II directors, and three Class III directors. In connection with the restructuring of the board of directors, Charlie Bass, who is currently a Class II director, will resign as a Class II director effective as of the annual meeting and will stand for election as a Class I director at the annual meeting.

  Pursuant to our certificate of incorporation and bylaws, the board of directors expects to review the size of the board of directors from time to time, and if suitable outside candidates are available, the board may increase the size of the board of directors.

  A single class of directors is elected each year at the annual meeting. Subject to transition provisions, each director elected at each such meeting will serve for a term ending on the date of the third annual meeting of stockholders after his election or until his successor has been elected and duly qualified.

  Two directors are to be elected at this annual meeting to serve until the 2003 annual meeting, or until the successors are duly elected and qualified. If the nominee is unable or unwilling to serve as a director, the proxies may be voted for any substitute nominee designated by the present board of directors or the proxy holders to fill such vacancy, or the board of directors may be reduced in accordance with our bylaws. The board of directors has no reason to believe that the persons named will be unable or unwilling to serve as nominees or as directors if elected.

  Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below.

  Set forth below is certain information concerning the nominees and the other incumbent directors:

DIRECTOR TO BE ELECTED AT THE 2000 ANNUAL MEETING

  Ruann F. Ernst. Ms. Ernst has served as Chairman of the Board since December 1999 and as Chief Executive Officer and as a director since June 1998. She was President from June 1998 until the closing of the Sandpiper merger in December 1999. Prior to joining Digital Island, Ms. Ernst served with Hewlett Packard, a computer equipment and services company, for approximately ten years, most recently as general manager of the Financial Services Business Unit. Ms. Ernst has also served as Director, Medical Computing Services Division and Assistant Professor, Medicine and Computer Science at The Ohio State University and as a Congressional Fellow in the Office of Technology Assessment. Ms. Ernst serves on the Board of Directors of The Institute for the Future, Phoenix International and Advanced Fibre Communications, Inc. Ms. Ernst holds a B.S. in Mathematics, a Masters Degree in Computer Science and a Ph.D. in Technology and Organizational Change from The Ohio State University.

  Charlie Bass. Dr. Bass has served as a director since March 1997. Dr. Bass is Trustee of The Bass Trust and General Partner of Bass Associates. He also serves on the board of directors of Socket Communications, Inc. and on the board of directors of several private communications companies. Prior to co-founding Ungermann-Bass in 1979, Dr. Bass was at Zilog, Inc., and prior to the formation of Zilog, Inc. in 1975, he was on the Electrical Engineering and Computer Sciences faculty at the University of California at Berkeley from 1972 to 1975. Dr. Bass holds a Ph.D. in Electrical Engineering from the University of Hawaii where he participated in the Aloha System research in radio frequency-based computer networks.

DIRECTORS WHOSE TERMS EXPIRE IN 2001

  Shahan Soghikian. Mr. Soghikian has served as a director since February 1999. He has over fourteen years of private equity and investment banking experience, and is a General Partner and head of the West Coast office of Chase Capital Partners. Since joining Chase Capital in 1990, Mr. Soghikian has been involved with numerous venture investments and was responsible for developing and managing the firm's European activities from 1994 to 1998. He currently serves as a director of Ninth House Network, Complient, Halo Data Devices, MetroOptix,

Coactive Networks, Nextec Applications and DJ Orthopedics. He received his B.A. from Pitzer College and an M.B.A. from the Anderson School of Business at the University of California at Los Angeles.

  Leo Spiegel. Mr. Spiegel has served as President since December 1999 and previously served as Sandpiper's President and Chief Executive Officer and as a director of Sandpiper since January 1998. From February 1996 to January 1998, Mr. Spiegel served as Senior Vice President and Chief Technology Officer of Donnelley Enterprise Solutions, Inc., an information management firm. From June 1995 to February 1996, Mr. Spiegel serves as a Senior Vice President of Donnelley Business Services, a subsidiary of R.R. Donnelley and Sons Company. From May 1991 to June 1995, Mr. Spiegel was the Executive Vice President and Chief Technology Officer of LANSystems, a network utilities software developer and international systems integration firm which he co-founded. Mr. Spiegel holds a B.A. from the University of California, San Diego.

DIRECTORS WHOSE TERMS EXPIRE IN 2002

  Christos Cotsakos. Mr. Cotsakos has served as a director of Digital Island since July 1998. Mr. Cotsakos joined E*TRADE, an online financial services company, in March 1996 as the President and Chief Executive Officer and as a director. Before joining E*TRADE, he served as President, Chief Operating Officer, Co-Chief Executive Officer and a director of AC Nielsen Inc., a marketing research company. Prior to joining AC Nielsen, Mr. Cotsakos spent 19 years with Federal Express Corporation, where he held a number of senior executive positions. In addition to E*TRADE, Mr. Cotsakos serves on the boards of directors of Critical Path, Inc., Fox Entertainment Group, Inc., National Processing, Inc., Official Payments Corp., PlanetRx.com, Inc. and Tickets.com, Inc., as well as several private companies. A decorated Vietnam veteran, he received a B.A. from William Paterson College and an M.B.A. from Pepperdine University. Mr. Cotsakos is currently pursuing a Ph.D. degree in economics at the University of London.

  Marcelo Gumucio. Mr. Gumucio has served as a director since January 1998, and served as Chairman of the board of directors from January 1998 until May 1998. He is the managing partner of Gumucio Burke & Associates, a private investment firm. In April 1996, Mr. Gumucio joined Micro Focus PLC, an enterprise software provider, as its Chief Executive Officer. He had served as a non-executive director of Micro Focus' board of directors since January 1996. Prior to joining Micro Focus, from 1992 to 1996, Mr. Gumucio was President, Chief Executive Officer and Chairman of the board of directors of Memorex Telex NV. Mr. Gumucio's professional experience in the computer and communications industry spans almost 30 years and includes senior management positions at Cray Research, Inc., Northern Telecom Limited, Memorex Corporation and Hewlett-Packard Company. Mr. Gumucio serves on the board of directors of BidCom Inc., Burr Brown Corporation and E-Stamp Corporation. Mr. Gumucio graduated cum laude with a B.S. in mathematics from the University of San Francisco in 1960. He received an M.S. in applied mathematics and operations research in 1963 from the University of Idaho, where he was named a National Science Fellow and graduated with honors. In 1982, he graduated from the Harvard Business School Advanced Management Program.

  G. Bradford Jones. Mr. Jones has served as a director since December 1999. Mr. Jones is a founding General Partner at Redpoint Ventures, a venture capital fund which invests in Internet communications, media and commerce companies. Prior to founding Redpoint Ventures in 1999, Mr. Jones was a General Partner with Brentwood Venture Capital, which he joined in 1981. Mr. Jones also currently serves on the board of directors of Onyx Acceptance Corporation, a specialized consumer finance company, Interpore International, a medical device company, Trading Edge, an Internet-based fixed income securities broker, Stamps.com, an Internet postage company, and several privately-held companies. Mr. Jones received a B.S. in Chemistry from Harvard University, a M.S. degree in Physics from Harvard University and a J.D./M.B.A. from Stanford University.

                     THE BOARD OF DIRECTORS AND COMMITTEES

  Our board of directors held eight meetings during the fiscal year end 1999. All directors attended or participated in more than 75% of the aggregate of
(i) the total number of meetings of the board and (ii) the total number of meetings of the committees of the board of directors on which they served.

  The audit committee currently consists of Marcelo Gumucio, Cliff Higgerson and G. Bradford Jones. The Audit Committee met one time during the fiscal year end 1999. The audit committee reviews our financial statements and accounting practices, makes recommendations to the board of directors regarding the selection of independent auditors and reviews the results and scope of our annual audit and other services provided by our independent auditors.

  The compensation committee currently consists of Charlie Bass, Christos Cotsakos and Robert Kibble. The Compensation Committee met five times during the fiscal year end 1999. The compensation committee makes recommendations to the board of directors concerning salaries and incentive compensation for our officers and employees and administers our employee benefit plans including the grant of options under those plans.

  The finance committee currently consists of Ruann F. Ernst, G. Bradford Jones and Shahan Soghikian. The finance committee was established on January 20, 2000 and held no meetings during the fiscal year end 1999. The finance committee makes recommendations to the board of directors concerning financing transactions, investments, acquisitions and partnerships. The finance committee has the authority to approve the final terms and conditions of acquisitions and investments of $50 million or less.

  The nominating committee currently consists of Marcelo Gumucio, Shahan Soghikian and Leo Spiegel and held no meetings during the fiscal year end 1999. The nominating committee makes recommendations to the board of directors concerning candidates for directorships.

  The special stock option committee of the board of directors currently consists solely of Ruann Ernst and held no meetings during the fiscal year end 1999. The special stock option committee has the authority, separate from the compensation committee, to make discretionary option grants to eligible individuals other than officers or non-employee members of the board of directors and the committee acted by action by written consent on six separate occasions during the last fiscal year.

Director Compensation

  Board members who are not employees do not receive cash compensation for their services. However, under the automatic option grant program in effect under the company's 1999 Stock Incentive Plan, an automatic option grant for 10,000 shares of common stock will be made at each annual stockholders meeting, beginning with the 2000 annual meeting, to each individual who is to continue to serve as a non-employee board member, whether or not his or her class of directors is standing for re-election at that particular annual meeting. The increase in the number of shares subject to such annual option grant from 5,000 to 10,000 shares is subject to stockholder approval of Proposal No. 2 at the annual meeting. Each annual option grant will have an exercise price equal to the fair market value of the option shares on the grant date and will be vested as to all the option shares immediately upon the grant date. The option will have a maximum term of 10 years measured from the grant date, subject to earlier termination upon the optionee's cessation of service on the board.

  Each new non-employee board member will, upon his or her initial election or appointment to the board receive an automatic option grant for 30,000 shares of common stock, if Proposal No. 2 is approved by the stockholders at the annual meeting. In the absence of such stockholder approval, the number of shares of common stock subject to such initial option grant will remain at the current level of 15,000 shares. Each such initial option grant will have an exercise price equal to the fair market value of the option shares on the grant date and will be immediately exercisable for all the option shares. However, any shares purchased under the option will be subject to repurchase by us, at the option exercise paid per share, upon the optionee's cessation of board service prior to vesting in the shares. The shares subject to each such initial 30,000 options will vest in a series of 6 successive equal semi-annual installments upon the optionee's completion of each 6-month period of board service over the 36-month period measured from the grant date. However, the shares will immediately vest upon certain changes in control or ownership of the company. Each option will have a maximum term of 10 years measured from the grant date, subject to earlier termination upon the optionee's cessation of service on the board.

  The non-employee board members are also eligible to receive discretionary option grants and stock issuances under our 1999 Stock Incentive Plan for their service on the board of directors.

  In addition to the above stock option grant, each non-employee board member will receive certain cash compensation beginning on the date of the annual meeting, April 20, 2000.

  For further information concerning the automatic option grant, discretionary option grant and stock issuance programs under the 1999 plan, please see Proposal No. 2 below.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED ABOVE.

                                PROPOSAL NO. 2:

                APPROVAL OF AMENDMENTS TO DIGITAL ISLAND'S 1999
                             STOCK INCENTIVE PLAN

  Digital Island stockholders are being asked to approve a series of amendments to the Digital Island 1999 Stock Incentive Plan which will (i) increase the number of shares of Digital Island common stock available for issuance under the 1999 plan by an additional 3,000,000 shares, (ii) effect the following changes to the automatic share increase provisions in effect under the 1999 plan: (a) increase the number of shares of common stock by which the share reserve will automatically increase on the first trading day of each calendar year, beginning with calendar year 2001, from 4% to 4.75% of the total number of shares of Digital Island common stock outstanding on the last trading day of the immediately preceding calendar year and (b) increase the limit on such annual increase from 2,000,000 shares to 5,000,000 shares, subject to adjustment for subsequent stock splits, stock dividends and similar transactions, and (iii) effect the following changes to the automatic option grant program in effect for the non-employee board members under the 1999 plan: (x) increase the number of shares of common stock for which each new non-employee board member is to be granted a stock option at the time of his or her initial election or appointment to the board from 15,000 shares to 30,000 shares and (y) increase the number of shares of common stock for which each continuing non-employee board member is to be granted stock options at each annual stockholders meeting from 5,000 shares to 10,000 shares, beginning with the 2000 Annual Stockholders Meeting. Digital Island's board of directors adopted the amendments on January 20, 2000, subject to stockholder approval at the annual meeting.

  The increase to the share reserve and the amendments to the automatic share increase provisions will assure that a sufficient reserve of Digital Island common stock remains available under the 1999 plan in order to allow Digital Island to continue to utilize equity incentives to attract and retain the services of key individuals essential to Digital Island's long-term growth and financial success. Equity incentives play a significant role in Digital Island's efforts to remain competitive in the market for talented individuals, and the company relies on such incentives as means to attract and retain highly qualified individuals in the positions vital to the company's success. The increase to the number of shares for which option grants are to be made to both new and continuing non-employee board members under the automatic option grant program will allow Digital Island to provide a more meaningful equity incentive to attract and retain highly qualified individuals to serve as non-employee board members.

  The following is a summary of the principal features of the 1999 plan, as most recently amended. Any stockholder who wishes to obtain a copy of the actual plan document may do so upon written request to Digital Island at 45 Fremont Street, 12th Floor, San Francisco, California 94105. The 1999 plan serves as the successor to Digital Island's 1998 Stock Option/Stock Issuance Plan which terminated in connection with the initial public offering of Digital Island common stock All outstanding options under the 1998 plan at the time of such termination were transferred to the 1999 plan.

Equity Incentive Programs

  The 1999 plan consists of five separate equity incentive programs: (i) the discretionary option grant program, (ii) the stock issuance program, (iii) the salary investment option grant program, (iv) the automatic option grant program for non-employee board members and (v) the director fee option grant program. The principal features of each program are described below. The compensation committee of the Digital Island board of directors will have the exclusive authority to administer the discretionary option grant and stock issuance programs with respect to option grants and stock issuances made to Digital Island executive officers and non-employee board members and will also have the authority to make option grants and stock issuances under those programs to all other eligible individuals. However, the Digital Island board of directors may at any time appoint a secondary committee of one or more board members to have separate but concurrent authority with the compensation committee to make option grants and stock issuances under those two programs to individuals other than executive officers and non-employee board members. The compensation committee will also have complete discretion to select the individuals who are to participate in the salary investment option grant program, but all grants made to the selected individuals will be governed by the express terms of that program.

  The term plan administrator, as used in this summary, will mean the Digital Island compensation committee and any secondary committee, to the extent each such entity is acting within the scope of its administrative authority under the 1999 plan. However, neither the compensation committee nor any secondary committee will exercise any administrative discretion under the automatic option grant or director fee option grant program. All grants under those programs will be made in strict compliance with the express provisions of such programs.

Share Reserve

  At present, 12,544,000 shares of Digital Island common stock are reserved for issuance over the term of the 1999 plan. Such share reserve consists of
(i) the 7,544,000 shares of Digital Island common stock initially reserved for issuance under the 1999 plan (including the shares of Digital Island common stock subject to the outstanding options under the predecessor 1998 plan which have been transferred to the 1999 plan) plus (ii) the additional 2,000,000 shares added to the reserve on January 3, 2000 pursuant to the automatic share increase provisions of the 1999 plan plus (iii) the 3,000,000-share increase which forms part of this Proposal. In addition, upon stockholder approval of this Proposal, the number of shares by which the share reserve under the 1999 plan will automatically increase on the first trading day of each calendar year, beginning with calendar year 2001, will increase from 4% to 4.75% of the total number of shares of Digital Island common stock outstanding on the last trading day of the immediately preceding calendar year, but in no event will any such annual increase exceed 5,000,000 shares, subject to adjustment for subsequent stock splits, stock dividends and similar transactions. The increase in the annual share limit from the 2,000,000-share limit currently in effect under the 1999 plan to the new 5,000,000-share limit is subject to stockholder approval of this Proposal.

  No participant in the 1999 plan may receive option grants, separately exercisable stock appreciation rights or direct stock issuances for more than 750,000 shares of Digital Island common stock in total per calendar year, subject to adjustment for subsequent stock splits, stock dividends and similar transactions. Stockholder approval of this Proposal will also constitute approval of that 750,000-share limitation for purposes of Internal Revenue Code Section 162(m).

  The shares of Digital Island common stock issuable under the 1999 plan may be drawn from shares of Digital Island authorized but unissued common stock or from shares of Digital Island common stock which Digital Island acquires, including shares purchased on the open market.

  Shares subject to any outstanding options under the 1999 plan (including options transferred from the 1998 plan) which expire or otherwise terminate prior to exercise will be available for subsequent issuance. Unvested shares issued under the 1999 plan which Digital Island subsequently purchases, at the option exercise or direct issue price paid per share, pursuant to Digital Island's purchase rights under the 1999 plan will be added back to the number of shares reserved for issuance under the 1999 plan and will accordingly be available for subsequent issuance. However, any shares subject to stock appreciation rights exercised under the 1999 plan will not be available for reissuance.

Eligibility

  Officers and employees, non-employee board members and independent consultants in Digital Island's service or in the service of its parent and subsidiaries (whether now existing or subsequently established) will be eligible to participate in the discretionary option grant and stock issuance programs. Digital Island executive officers and other highly paid employees will also be eligible to participate in the salary investment option grant program. Participation in the automatic option grant and director fee option grant programs will be limited to the non-employee members of the Digital Island board of directors.

  As of February 29, 2000, approximately 491 employees, including seven executive officers and seven non-employee board members, were eligible to participate in the discretionary option grant and stock issuance programs. The seven executive officers were also eligible to participate in the salary investment option grant program, and the seven non-employee board members were also eligible to participate in the automatic option grant and director fee option grant programs.

Valuation

  The fair market value per share of Digital Island common stock on any relevant date under the 1999 plan will be deemed to be equal to the closing selling price per share on that date on the Nasdaq National Market. On February 29, 2000, the fair market value per share of Digital Island common stock determined on such basis was $116.125.

Discretionary Option Grant Program

  The plan administrator will have complete discretion under the discretionary option grant program to determine which eligible individuals are to receive option grants, the time or times when those grants are to be made, the number of shares subject to each such grant, the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws, the vesting schedule (if any) to be in effect for the option grant and the maximum term for which any granted option is to remain outstanding.

  Each granted option will have an exercise price per share determined by the plan administrator, but the exercise price will not be less than one hundred percent of the fair market value of the option shares on the grant date. No granted option will have a term in excess of ten years. The shares subject to each option will generally vest in one or more installments over a specified period of service measured from the grant date. However, one or more options may be structured so that they will be immediately exercisable for any or all of the option shares. The shares acquired under such immediately exercisable options will be subject to repurchase by Digital Island, at the exercise price paid per share, if the optionee ceases service prior to vesting in those shares.

  Upon cessation of service, the optionee will have a limited period of time in which to exercise his or her outstanding options to the extent exercisable for vested shares. The plan administrator will have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

  The plan administrator is authorized to issue tandem stock appreciation rights under the discretionary option grant program which will provide the holders with the right to surrender their options to Digital Island for an appreciation distribution. The amount of the distribution payable by Digital Island will be equal to the excess of (a) the fair market value of the vested shares of Digital Island common stock subject to the surrendered option over
(b) the aggregate exercise price payable for those shares. Such appreciation distribution may, at the discretion of the plan administrator, be made in cash or in shares of Digital Island common stock.

  The plan administrator will also have the authority to effect the cancellation of outstanding options under the discretionary option grant program (including options transferred from the 1998 plan) in return for the grant of new options for the same or a different number of option shares with an exercise price per share based upon the fair market value of the common stock on the new grant date.

Salary Investment Option Grant Program

  Digital Island's compensation committee will have complete discretion in implementing the salary investment option grant program for one or more calendar years and in selecting the executive officers and other eligible individuals who are to participate in the program for those years. As a condition to such participation, each selected individual must, prior to the start of the calendar year of participation, file with the compensation committee an irrevocable authorization directing Digital Island to reduce his or her base salary for the upcoming calendar year by a specified dollar amount not less than $10,000 nor more than $50,000 and to apply that amount to the acquisition of a special option grant under the program.

  Each selected individual who files such a timely election will automatically be granted a non-statutory option on the first trading day in January of the calendar year for which that salary reduction is to be in effect. Stockholder approval of this Proposal will also constitute pre-approval of each option subsequently granted under the salary investment option grant program and the subsequent exercise of that option in accordance with the terms of the program summarized below.

  The number of shares subject to each such option will be determined by dividing the salary reduction amount by two-thirds of the fair market value per share of Digital Island common stock on the grant date, and the exercise price will be equal to one-third of the fair market value of the option shares on the grant date. As a result, the total spread on the option shares at the time of grant (the fair market value of the option shares on the grant date less the aggregate exercise price payable for those shares) will be equal to the amount by which the optionee's salary is to be reduced for the calendar year. In effect, the salary reduction serves as a prepayment of the remaining two thirds of the fair market value of the option shares on the grant date.

  The option will become exercisable in a series of twelve equal monthly installments upon the optionee's completion of each month of service in the calendar year for which such salary reduction is in effect and will become immediately exercisable for all the option shares on an accelerated basis should Digital Island experience certain changes in ownership or control. Each option will remain exercisable for any vested shares until the earlier of (i) the expiration of the ten-year option term or (ii) the end of the two-year period measured from the date of the optionee's cessation of service.

Stock Issuance Program

  Shares may be issued under the stock issuance program at a price per share not less than their fair market value, payable in cash or through a full-recourse promissory note. Shares may also be issued as a bonus for past services without any cash outlay required of the recipient. Shares of Digital Island common stock may also be issued under the program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals. The plan administrator will have complete discretion under the program to determine which eligible individuals are to receive such stock issuances or share right awards, the time or times when those issuances or awards are to be made, the number of shares subject to each such issuance or award and the vesting schedule to be in effect for the stock issuance or share rights award.

  The shares issued may be fully and immediately vested upon issuance or may vest upon the completion of a designated service period or the attainment of pre-established performance goals. The plan administrator will, however, have the discretionary authority at any time to accelerate the vesting of any and all unvested shares outstanding under the stock issuance program.

  Outstanding share right awards under the program will automatically terminate, and no shares of Digital Island common stock will actually be issued in satisfaction of those awards, if the performance goals established for such awards are not attained. The plan administrator, however, will have the discretionary authority to issue shares of Digital Island common stock in satisfaction of one or more outstanding share right awards as to which the designated performance goals are not attained.

Automatic Option Grant Program

  Under the automatic option grant program, eligible non-employee members of the Digital Island board of directors will receive a series of option grants over their period of board service. Each new non-employee board member will, at the time of his or her initial election or appointment to the board, receive an option grant for 30,000 shares of Digital Island common stock, provided such individual has not previously been in Digital Island's employ. On the date of each annual stockholders meeting, beginning with the 2000 Annual Meeting, each individual who is to continue to serve as a non-employee board member will, whether or not his or her class of directors is standing for re-election at that particular annual meeting, automatically be granted an option to purchase 10,000 shares of Digital Island common stock, provided he or she has served as a non-employee board member for at least six months.

  There will be no limit on the number of such 10,000-share annual option grants any one eligible non-employee board member may receive over his or her period of continued board service, and non-employee board members who have previously been in Digital Island's employ will be eligible to receive one or more such annual option grants over their period of board service.

  Stockholder approval of this Proposal will also constitute pre-approval of each option granted under the automatic option grant program on or after the date of the 2000 annual stockholders meeting and the subsequent exercise of those options in accordance with the terms of the program summarized below. Prior to such amendments, the initial option grant made to newly-elected or appointed non-employee board members covered only 15,000 shares of common stock, and the annual option grant to continuing non-employee board members covered only 5,000 shares.

  Each automatic grant will have an exercise price per share equal to the fair market value per share of Digital Island common stock on the grant date and will have a maximum term of 10 years, subject to earlier termination following the optionee's cessation of board service. Each automatic option will be immediately exercisable for all of the option shares. However, any unvested shares purchased under such option will be subject to repurchase by Digital Island, at the exercise price paid per share, should the optionee cease board service prior to vesting in those shares. The shares subject to each initial 30,000-share automatic option grant will vest in a series of 6 successive equal semi-annual installments upon the optionee's completion of each 6 month period of board service over the 36-month period measured from the grant date. However, the shares subject to each initial option grant will immediately vest in full upon certain changes in control or ownership or upon the optionee's death or disability while a board member. The shares subject to each annual 10,000-share automatic grant will be fully vested at the time of the option grant. Following the optionee's cessation of board service for any reason, each automatic option grant will remain exercisable for a 12-month period and may be exercised during that time for any or all shares in which the optionee is vested at the time of such cessation of board service.

Director Fee Option Grant Program

  The plan administrator will have complete discretion in implementing the director fee option grant program for one or more calendar years. If the program is implemented, each non-employee board member may elect, prior to the start of each calendar year, to apply all or any portion of any annual retainer fee otherwise payable in cash for his or her period of service on the board for that year to the acquisition of a below-market option grant. The option grant will be a nonstatutory option and will automatically be made on the first trading day in January in the calendar year for which such an election is in effect. The option will have a maximum term of 10 years measured from the grant date and an exercise price per share equal to one-third of the fair market value of the option shares on such date. The number of shares subject to each option will be determined by dividing the amount of the retainer fee applied to the acquisition of that option by two-thirds of the fair market value per share of Digital Island common stock on the grant date. As a result, the total spread on the option (the fair market value of the option shares on the grant date less the aggregate exercise price payable for those shares) will be equal to the portion of the retainer fee applied to the acquisition of the option.

  Stockholder approval of this Proposal will also constitute pre-approval of each option subsequently granted under the director fee option grant program and the subsequent exercise of each such option in accordance with the terms of the program summarized below.

  The option will become exercisable in a series of 12 successive equal monthly installments upon the optionee's completion of each month of board service in the calendar year for which the director fee election is in effect, subject to full and immediate acceleration upon certain changes in control or ownership or upon the optionee's death or disability while a board member. Each option granted under the program will remain exercisable for vested shares until the earlier of (i) the expiration of the ten-year option term or
(ii) the expiration of the two-year period measured from the date of the optionee's cessation of board service.

Limited Stock Appreciation Rights

  Limited stock appreciation rights may be granted under the discretionary option grant program to one or more of Digital Island officers or non-employee board members as part of their option grants, and each option granted under the salary investment option grant, automatic option grant and director fee option grant program will automatically include such a limited stock appreciation right. Upon the successful completion of a hostile tender offer for more than 50% of Digital Island's outstanding voting securities or a change in a majority of Digital Island's board of directors as a result of one or more contested elections for board membership, each outstanding option with a limited stock appreciation right may be surrendered to Digital Island in return for a cash distribution. The amount of the distribution per surrendered option share will be equal to the excess of (i) the fair market value per share at the time the option is surrendered or, if greater, the tender offer price paid per share in the hostile take-over over (ii) the exercise price payable per share under the surrendered option.

  Stockholder approval of the share increases which are the subject of this Proposal will also constitute pre-approval of each limited stock appreciation right granted under the salary investment option grant, automatic option grant or director fee option grant program on or after the date of the 2000 annual stockholders meeting and the subsequent exercise of that right in accordance with the foregoing terms.

Predecessor Plan

  All outstanding options under the predecessor 1998 plan which were transferred to the 1999 plan will continue to be governed by the terms of the agreements evidencing those options, and no provision of the 1999 plan will affect or otherwise modify the rights or obligations of the holders of the transferred options with respect to their acquisition of Digital Island common stock. However, the plan administrator has complete discretion to extend one or more provisions of the 1999 plan to the transferred options, to the extent those options do not otherwise contain such provisions.

Stock Awards

  The table below shows, as to Digital Island's Chief Executive Officer ("CEO"), the four other most highly compensated executive officers of Digital Island (with base salary and bonus for the 1999 fiscal year in excess of $100,000) and the other individuals and groups indicated, the number of shares of common stock subject to option grants made under the 1999 plan from the June 28, 1999 effective date of the 1999 plan through February 29, 2000, together with the weighted average exercise price payable per share. Digital Island has not made any direct stock issuances to date under the 1999 plan.

                              OPTION TRANSACTIONS

                                             Number of Shares   Weighted Average
                                                Underlying       Exercise Price
Name and Position                          Options Granted (#)   Per Share ($)
-----------------                          -------------------- ----------------
Ruann F. Ernst...........................         250,000            $49.44
 Chief Executive Officer
Paul Evenson.............................          15,000            $38.69
 Vice President of Operations
Allan Leinwand...........................             --                --
 Vice President of Internetwork
 Engineering and Chief Technology Officer
Michael T. Sullivan......................             --                --
 Vice President of Finance
Timothy Wilson...........................             --                --
 Vice President of Marketing
All current executive officers as a group
 (7 persons).............................         415,000            $66.96
All current non-employee directors as a
 group (7 persons).......................             --                --
All employees, including current officers
 who are not executive officers, as a
 group (approximately 491 persons).......       1,738,500            $62.85

  As of February 29, 2000, 4,943,900 shares of common stock were subject to outstanding options under the 1999 plan, 1,750,746 shares had been issued under the 1999 plan, and 5,849,354 shares remained available for future issuance, assuming stockholder approval of the 3,000,000-share increase which forms part of this Proposal.

New Plan Benefits

  No options have been granted to date under the 1999 plan on the basis of the share increases which are the subject of this Proposal. If the Proposal is approved by the stockholders, then each of the following non-employee board members will receive a fully-vested option grant for 10,000 shares of common stock at the 2000 Annual Meeting with an exercise price per share equal to the closing selling price per share of common stock on that date: Messrs. Bass, Gumicio, Cotsakos, Jones and Soghikian.

  Each non-employee board member first elected or appointed to the board at or after the 2000 Annual Meeting will receive, on the date of his or her initial election or appointment to the board, an option grant for 30,000 shares of Digital Island common stock with an exercise price per share equal to the closing selling price per share of common stock on such date.

General Provisions

 Acceleration

  In the event there should occur a change in control of Digital Island, each outstanding option under the discretionary option grant program will automatically accelerate in full, unless assumed or otherwise continued in effect by the successor corporation or replaced with a cash incentive program which preserves the spread existing on the unvested option shares (the excess of the fair market value of those shares over the option exercise price payable for such shares) and provides for subsequent payout in accordance with the same vesting schedule in effect for those option shares. In addition, all unvested shares outstanding under the discretionary option grant and stock issuance programs will immediately vest, except to the extent Digital Island's repurchase rights with respect to those shares are to be assigned to the successor corporation or otherwise continued in effect. The plan administrator will have complete discretion to grant one or more options under the discretionary option grant program which will become exercisable for all the option shares in the event the optionee's service with Digital Island or the successor entity is terminated (actually or constructively) within a designated period following a change in control transaction in which those options are assumed or otherwise continued in effect. The vesting of outstanding shares under the stock issuance program may also be structured to accelerate upon similar terms and conditions.

  The plan administrator will have the discretion to structure one or more option grants under the discretionary option grant program so that those options will vest immediately upon a change in control, whether or not the options are to be assumed or otherwise continued in effect. The plan administrator may also structure stock issuances under the stock issuance program so that those issuances will immediately vest upon a change in control. The shares subject to each option under the salary investment option grant, automatic option grant and director fee option grant programs will immediately vest upon any change in control transaction.

  A change in control will be deemed to occur upon (i) an acquisition of Digital Island by merger or asset sale, (ii) the successful completion of a tender offer for more than 50% of Digital Island's outstanding voting stock or
(iii) a change in the majority of the board effected through one or more contested elections for board membership.

  The acceleration of vesting in the event of a change in the ownership or control of Digital Island may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of Digital Island.

Stockholder Rights and Option Transferability

  No optionee will have any stockholder rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares. Options are not assignable or transferable other than by will or the laws of inheritance following optionee's death, and during the optionee's lifetime, the option may only be exercised by the optionee. However, non-statutory options may be transferred or assigned during optionee's lifetime to one or more members of the optionee's family or to a trust established for one or more such family members or to the optionee's former spouse, to the extent such transfer is in connection with the optionee's estate plan or pursuant to a domestic relations order.

Changes in Capitalization

  In the event any change is made to the outstanding shares of common stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without Digital Island's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the 1999 plan, (ii) the maximum number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the 1999 plan per calendar year, (iii) the number and/or class of securities for which grants are subsequently to be made under the automatic option grant program to new and continuing non-employee board members, (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option, (v) the number and/or class of securities and the exercise price per share in effect under each outstanding option transferred from the 1998 plan to the 1999 plan and (vi) the maximum number and/or class of securities by which the share reserve under the 1999 plan is to increase automatically each year. Such adjustments will be designed to preclude any dilution or enlargement of benefits under the 1999 plan or the outstanding options thereunder.

Financial Assistance

  The plan administrator may institute a loan program to assist one or more participants in financing the exercise of outstanding options under the discretionary option grant program or the purchase of shares under the stock issuance program through full-recourse interest-bearing promissory notes. However, the maximum amount of financing provided any participant may not exceed the cash consideration payable for the issued shares plus all applicable taxes incurred in connection with the acquisition of those shares.

Special Tax Election

  The plan administrator may provide one or more holders of options or unvested share issuances under the 1999 plan with the right to have Digital Island withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the withholding taxes to which such individuals become subject in connection with the exercise of those options or the vesting of those shares. Alternatively, the plan administrator may allow such individuals to deliver previously acquired shares of common stock in payment of such withholding tax liability.

Amendment and Termination

  The board may amend or modify the 1999 plan at any time, subject to any required shareholder approval pursuant to applicable laws and regulations. Unless sooner terminated by the board, the 1999 plan will terminate on the earliest of (i) April 15, 2009, (ii) the date on which all shares available for issuance under the 1999 plan have been issued as fully-vested shares or
(iii) the termination of all outstanding options in connection with certain changes in control or ownership of Digital Island.

Federal Income Tax Consequences

 Option Grants

  Options granted under the 1999 plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

  Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two (2) years after the date the option for the shares involved in such sale or disposition is granted and more than one (1) year after the date the option is exercised for those shares. If the sale or disposition occurs before these two requirements are satisfied, then a disqualifying disposition will result.

  Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

  If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. If the optionee makes a qualifying disposition, the Company will not be entitled to any income tax deduction.

  Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

  If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

  The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

Stock Appreciation Rights

  No taxable income is recognized upon receipt of a stock appreciation right. The holder will recognize ordinary income, in the year in which the stock appreciation right is exercised, in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the base price in effect for the exercised right, and the holder will be required to satisfy the tax withholding requirements applicable to such income.

  The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder in connection with the exercise of the stock appreciation right. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

Direct Stock Issuances

  The tax principles applicable to direct stock issuances under the 1999 plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

Deductibility of Executive Compensation

  The Company anticipates that any compensation deemed paid by it in connection with the disqualifying disposition of incentive stock option shares or the exercise of non-statutory options with exercise prices equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, all compensation deemed paid with respect to those options will remain deductible by the Company without limitation under Code Section 162(m).

Accounting Treatment

  Option grants under the discretionary option grant and automatic option grant programs with exercise prices equal to the fair market value of the option shares on the grant date will not result in any direct charge to Digital Island's reported earnings. However, the fair value of those options is required to be disclosed in the notes to Digital Island's financial statements, and Digital Island must also disclose, in footnotes to its financial statements, the pro-forma impact those options would have upon its reported earnings were the fair value of those options at the time of grant treated as a compensation expense. In addition, the number of outstanding options may be a factor in determining Digital Island's earnings per share on a fully-diluted basis.

  Option grants or stock issuances made under the 1999 plan with exercise or issue prices less than the fair market value of the shares on the grant or issue date will result in a direct compensation expense to Digital Island in an amount equal to the excess of such fair market value over the exercise or issue price. The expense must be amortized against Digital Island's earnings over the period that the option shares or issued shares are to vest.

  On March 31, 1999, the Financial Accounting Standards Board issued an Exposure Draft of a proposed interpretation of APB Opinion No. 25, "Accounting for Stock Issued to Employees." Under the proposed interpretation, as modified on August 11, 1999, option grants made to non-employee consultants (but not non- employee board members) after December 15, 1998 will result in a direct charge to Digital Island's reported earnings based upon the fair value of the option measured initially as of the grant date and then subsequently on the vesting date of each installment of the underlying option shares. Such charge will accordingly include the appreciation in the value of the option shares over the period between the grant date of the option (or, if later, the effective date of the final interpretation) and the vesting date of each installment of the option shares. In addition, if the proposed interpretation is adopted, any options which are repriced after December 15, 1998 will also trigger a direct charge to Digital Island's reported earnings measured by the appreciation in the value of the underlying shares between the grant of the repriced option (or, if later, the effective date of the final interpretation) and the date the repriced option is exercised for those shares.

  Should one or more individuals be granted tandem stock appreciation rights under the 1999 plan, then such rights would result in a compensation expense to be charged against Digital Island's reported earnings. Accordingly, at the end of each fiscal quarter, the amount (if any) by which the fair market value of the shares of common stock subject to such outstanding stock appreciation rights has increased from the prior quarter-end would be accrued as compensation expense, to the extent such fair market value is in excess of the aggregate exercise price in effect for those rights.

VOTE REQUIRED

  The affirmative vote of at least a majority of the shares of common stock present in person or by proxy at the Annual Meeting and entitled to vote is required for approval of the amendments to the 1999 plan. Should such stockholder approval not be obtained, then the 3,000,000-share increase to the share reserve under the 1999 plan will not be implemented, none of the amendments to the automatic share increase provisions of the 1999 plan will take effect, the number of shares of common stock for which each new non-employee board member will receive an option grant at the time of his or her initial election or appointment to the board will remain at 15,000 shares, and the number of shares of common stock for which each continuing non-employee board member will receive an option grant at each annual stockholders meeting will remain at 5,000 shares. The 1999 plan will, however, continue in effect, and option grants and direct stock issuances may continue to be made under the 1999 plan until all the shares of common stock available for issuance under the 1999 plan, as in effect prior to the share increases which are the subject of this Proposal, have been issued pursuant to such option grants and direct stock issuances.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  THE BOARD OF DIRECTORS DEEMS THIS PROPOSAL TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL OF SUCH PROPOSAL. UNLESS AUTHORITY TO DO SO IS WITHHELD, THE PERSON(S) NAMED IN EACH PROXY WILL VOTE THE SHARES REPRESENTED THEREBY "FOR" THE APPROVAL OF THE AMENDMENTS TO THE DIGITAL ISLAND 1999 STOCK INCENTIVE PLAN.

                                PROPOSAL NO. 3:

                    RATIFICATION OF APPOINTMENT OF AUDITORS

  PricewaterhouseCoopers LLP has been selected by our board of directors as our independent auditors for the year ending September 30, 2000. If ratification of this selection of auditors is not approved by a majority of the shares of common stock voting thereon, management will review its future selection of auditors.

  Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions.

  Unless marked to the contrary, proxies received will be voted FOR ratification of the appointment of PricewaterhouseCoopers LLP as the independent auditors for the current year.

VOTE REQUIRED

  The ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the year ending September 30, 2000 requires the affirmative vote of the holders of a majority of the shares of our common stock present at the annual meeting in person or by proxy and entitled to vote.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT AUDITORS.

                                 OTHER MATTERS

  Our board of directors knows of no other business that will be presented at the annual meeting. If any other business is properly brought before the annual meeting, proxies in the enclosed form will be voted in respect thereof in accordance with the recommendation of the board of directors. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

                                  MANAGEMENT

Officers, Directors

  The following table sets forth certain information regarding our executive officers and directors as of December 31, 1999.

Name                      Age                       Position
----                      ---                       --------
Ruann F. Ernst (3)(5)...   53 Chief Executive Officer and Chairman of the Board
                              of Directors

Leo S. Spiegel..........   38 President and Director

T.L. Thompson...........   53 Chief Financial Officer and Secretary

Paul Evenson............   39 Vice President of Operations

Allan Leinwand..........   33 Vice President of Internetwork Engineering and Chief
                              Technology Officer

Andrew Swart............   40 Vice President of Software Engineering

Tim Wilson..............   40 Vice President of Marketing

Charlie Bass (2)........   57 Director

Christos Cotsakos (2)...   51 Director

Marcelo A. Gumucio         62
 (1)(4).................      Director

Cliff Higgerson (1).....   60 Director

G. Bradford Jones          44
 (1)(3).................      Director

Robert Kibble (2).......   56 Director

Shahan Soghikian (3)(4).   41 Director

--------
(1)  Member of Audit Committee
(2)  Member of Compensation Committee
(3)  Member of Finance Committee
(4)  Member of Nominating Committee
(5)  Member of Special Stock Option Committee

  Ruann F. Ernst. Ms. Ernst has served as Chairman of the Board since December 1999 and as Chief Executive Officer and as a director since June 1998. She was President from June 1998 until the closing of the Sandpiper merger in December 1999. Prior to joining Digital Island, Ms. Ernst served with Hewlett Packard, a computer equipment and services company, for approximately ten years, most recently as general manager of the Financial Services Business Unit. Ms. Ernst has also served as Director, Medical Computing Services Division and Assistant Professor, Medicine and Computer Science at The Ohio State University and as a Congressional Fellow in the Office of Technology Assessment. Ms. Ernst serves on the Board of Directors of The Institute for the Future, Phoenix International and Advanced Fibre Communications, Inc. Ms. Ernst holds a B.S. in Mathematics, a Masters Degree in Computer Science and a Ph.D. in Technology and Organizational Change from The Ohio State University.

  Leo S. Spiegel. Mr. Spiegel has served as President since December 1999 and previously served as Sandpiper's President and Chief Executive Officer and as a director of Sandpiper since January 1998. From February 1996 to January 1998, Mr. Spiegel served as Senior Vice President and Chief Technology Officer of Donnelley Enterprise Solutions, Inc., an information management firm. From June 1995 to February 1996, Mr. Spiegel serves as a Senior Vice President of Donnelley Business Services, a subsidiary of R.R. Donnelley and Sons Company. From May 1991 to June 1995, Mr. Spiegel was the Executive Vice President and Chief Technology Officer of LANSystems, a network utilities software developer and international systems integration firm which he co-founded. Mr. Spiegel holds a B.A. from the University of California, San Diego.

  T.L. Thompson. Mr. Thompson has served as Chief Financial Officer since January 1999. Mr. Thompson served as Chief Financial Officer of Narrowline, an Internet marketing firm, from October 1996 to November 1998. From 1989 to 1996 he served in various financial capacities at Ziff-Davis Publishing Company, most recently as Vice President of Business Development. Mr. Thompson holds a B.S. in Economics and an M.B.A. from Northwestern University.

  Paul Evenson. Mr. Evenson has served as Vice President of Operations since November 1998. From 1996 to 1998, Mr. Evenson served as Vice President of Sales and Operations at Westech Communications, Inc., a communications services firm. From 1987 to 1998, Mr. Evenson served as Vice President of Information Technology at Montgomery Securities, an investment banking firm. Mr. Evenson studied Engineering at Oregon State University.

  Allan Leinwand. Mr. Leinwand has served as Vice President of Internetwork Engineering and Chief Technology Officer since January 1997 and as a director from January 1997 to February 1999. Prior to joining Digital Island, from August 1990 to February 1997, Mr. Leinwand served as Manager, Consulting Engineer at Cisco Systems, a network equipment provider, where he designed and deployed global internetworks for large corporations, governments and institutions. Mr. Leinwand also served as a network design and implementation engineer at Hewlett Packard from 1988 to 1990. Mr. Leinwand holds a B.S. in Computer Science from the University of Colorado, Boulder.

  Andrew Swart. Mr. Swart has served as Vice President of Software Engineering since December 1999, and previously served as Sandpiper's Vice President of Engineering since January 1998 and as a director of Sandpiper since December 1996. Mr. Swart also served as Sandpiper's President and Chief Executive Officer from December 1996 to January 1998. From November 1994 to December 1996, Mr. Swart was a managing director of Sandpiper Consulting LLC. Mr. Swart holds a B.S. in Management Information Systems from the University of Texas at Dallas.

  Tim Wilson. Mr. Wilson has served as Vice President of Marketing since March 1998. From December 1996 to March 1998, Mr. Wilson served as General Manager within the Business Communications Systems Division of Lucent Technologies, a telecommunications equipment supplier. Mr. Wilson also served as Executive Director and General Manager of the Business Communications Systems Division of AT&T Australia from November 1994 to December 1996. Mr. Wilson holds a B.A. in Physics from Bowdoin College and an M.B.A. from the Fuqua School of Business at Duke University.

  Charlie Bass. Dr. Bass has served as a director since March 1997. Dr. Bass is Trustee of The Bass Trust and General Partner of Bass Associates. He also serves on the board of directors of Socket Communications, Inc. and on the board of directors of several private communications companies. Prior to co-founding Ungermann-Bass in 1979, Dr. Bass was at Zilog, Inc., and prior to the formation of Zilog, Inc. in 1975, he was on the Electrical Engineering and Computer Sciences faculty at the University of California at Berkeley from 1972 to 1975. Dr. Bass holds a Ph.D. in Electrical Engineering from the University of Hawaii where he participated in the Aloha System research in radio frequency-based computer networks.

  Christos Cotsakos. Mr. Cotsakos has served as a director of Digital Island since July 1998. Mr. Cotsakos joined E*TRADE, an online financial services company, in March 1996 as the President and Chief Executive Officer and as a director. Before joining E*TRADE, he served as President, Chief Operating Officer, Co-Chief Executive Officer and a director of AC Nielsen Inc., a marketing research company. Prior to joining AC Nielsen, Mr. Cotsakos spent 19 years with Federal Express Corporation, where he held a number of senior executive positions. In addition to E*TRADE, Mr. Cotsakos serves on the boards of directors of Critical Path, Inc., Fox Entertainment Group, Inc., National Processing, Inc., Official Payments Corp., PlanetRx.com, Inc. and Tickets.com, Inc., as well as several private companies. A decorated Vietnam veteran, he received a B.A. from William Paterson College and an M.B.A. from Pepperdine University. Mr. Cotsakos is currently pursuing a Ph.D. degree in economics at the University of London.

  Marcelo Gumucio. Mr. Gumucio has served as a director since January 1998, and served as Chairman of the board of directors from January 1998 until May 1998. He is the managing partner of Gumucio Burke & Associates, a private investment firm. In April 1996, Mr. Gumucio joined Micro Focus PLC, an enterprise software provider, as its Chief Executive Officer. He had served as a non-executive director of Micro Focus' board of directors since January 1996. Prior to joining Micro Focus, from 1992 to 1996, Mr. Gumucio was President, Chief Executive Officer and Chairman of the board of directors of Memorex Telex NV. Mr. Gumucio's professional experience in the computer and communications industry spans almost 30 years and includes senior management positions at Cray Research, Inc., Northern Telecom Limited, Memorex Corporation and Hewlett- Packard Company. Mr. Gumucio serves on the board of directors of BidCom Inc., Burr Brown Corporation and E-Stamp Corporation. Mr. Gumucio graduated cum laude with a B.S. in mathematics from the University of San Francisco in 1960. He received an M.S. in applied mathematics and operations research in 1963 from the University of Idaho, where he was named a National Science Fellow and graduated with honors. In 1982, he graduated from the Harvard Business School Advanced Management Program.

  Cliff Higgerson. Mr. Higgerson has served as a director since March 1997. Mr. Higgerson has over 20 years experience with venture capital investments. Prior to forming Communications Ventures II in the summer of 1997, he was a General Partner of Vanguard Venture Partners, where he had been since 1992 and where he continues to manage several portfolio companies. His 25 years of involvement in the communications field include research, consulting, planning, investment banking, and venture capital. Mr. Higgerson serves on the board of directors of Advanced Fibre Communications, Inc. and Tut Systems, as well as several private companies. Mr. Higgerson holds a B.S. in electrical engineering from the University of Illinois and an M.B.A. from the Haas School of Business at the University of California at Berkeley.

  G. Bradford Jones. Mr. Jones has served as a director since December 1999. Mr. Jones is a founding General Partner of Redpoint Ventures, a venture capital fund which invests in Internet communications, media and commerce companies. Prior to founding Redpoint Ventures in 1999, Mr. Jones was a General Partner of Brentwood Venture Capital, which he joined in 1981. Mr. Jones also currently serves on the board of directors of Onyx Acceptance Corporation, a specialized consumer finance company, Interpore International, a medical device company, Trading Edge, an Internet-based fixed income securities broker, Stamps.com, an internet postage company, and several privately-held companies. Mr. Jones received a B.S. in Chemistry from Harvard University, a M.S. degree in Physics from Harvard University and a J.D./M.B.A. from Stanford University.

  Robert Kibble. Mr. Kibble has served as a director since December 1999. Mr. Kibble is a founding Managing Partner of Mission Ventures, a San Diego-based early-stage venture capital fund with $63 million under management. Mission Ventures invests in information technology, healthcare and business service companies throughout Southern California. Mr. Kibble is also a founding General Partner of Paragon Venture Partners, a Bay Area venture firm, where he has been actively investing for twenty years, including nearly four years as Vice President of Citicorp Venture Capital. He is a director of a number of private companies, including BizRate.com, KnowledgeLINK, Sitematic and enonymous. Mr. Kibble holds an M.A. from Oxford University and an M.B.A. from the Darden School, University of Virginia.

  Shahan Soghikian. Mr. Soghikian has served as a director since February 1999. He has over fourteen years of private equity and investment banking experience, and is a General Partner and head of the West Coast office of Chase Capital Partners. Since joining Chase Capital in 1990, Mr. Soghikian has been involved with numerous venture investments and was responsible for developing and managing the firm's European activities from 1994 to 1998. He currently serves as a director of Ninth House Network, Complient, Halo Data Devices, MetroOptix, Coactive Networks, Nextec Applications and DJ Orthopedics. He received his B.A. from Pitzer College and an M.B.A. from the Anderson School of Business at the University of California at Los Angeles.

  Our officers are elected by the board of directors on an annual basis and serve until their successors have been duly elected and qualified. There are no family relationships among any of the directors or executive officers of the Company.

                     COMPENSATION COMMITTEE INTERLOCKS AND
                             INSIDER PARTICIPATION

  The Compensation Committee of the board of directors was formed in July 1998, and the current members of the Compensation Committee are Messrs. Charlie Bass, Christos Cotsakos and Robert Kibble. None of the members of the compensation committee of the board of directors was at any time since the formation of Digital Island an officer or employee of Digital Island. No executive officer serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or our compensation committee of the board of directors.

                            EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

  The following table sets forth the compensation earned by our named executive officers, which include our chief executive officer and our four most highly compensated executive officers, for the fiscal year ended September 30, 1999. Since such date, certain of these executive officers have been succeeded by other persons and, we have added additional officers, including as a result of our merger with Sandpiper Networks, Inc. For a list of our current executive, see "Management" above. There are no other executive officers who would have otherwise been includible in the table below on the basis of salary and bonus earned for the 1999 fiscal year that have been excluded by reason of his or her termination of employment or change in executive status during the year.

  The options listed in the following table were originally granted under either our 1997 stock option and incentive plan or our 1998 stock option/stock issuance plan. These options have been transferred to the new 1999 stock incentive plan, but will continue to be governed by their existing terms. See above "Proposal 2--Approval of Amendments to Digital Island's 1999 Stock Incentive Plan."

                                                             Long-Term
                                                            Compensation
                                     Annual Compensation     Securities
                                     ---------------------   Underlying     All Other
Name and Principal Position(s)  Year Salary($)   Bonus($)     Options    Compensation($)
------------------------------  ---- ----------  ---------  ------------ ---------------
Ruann F. Ernst...........       1999 $  185,961  $  64,250    250,000        $24,620(1)
 President and Chief
  Executive Officer
Ron Higgins (2)..........       1999    150,000     40,000    400,000            --
 Chairman of the Board of
  Directors
Paul Evenson.............       1999    146,635     27,222    200,000            --
 Vice President of
  Operations
Allan Leinwand...........       1999    163,333     44,000    323,000            --
 Vice President of
  Internetwork
  Engineering and Chief
  Technology Officer
Michael T. Sullivan (3)..       1999    150,000     37,250    110,000            --
 Vice President of
  Finance
Tim Wilson...............       1999    180,446     51,250    280,000            --
 Vice President of
  Marketing

--------
(1) Consists of reimbursement of rent for Ms. Ernst's apartment in San Francisco, California.

(2) Mr. Higgins served as President and Chief Executive Officer of Digital Island from February 1994 until June 1998, and Chairman of the Board of Directors from June 1998 to September 1999, when he resigned from the Board of Directors.

(3) Mr. Sullivan has served as Vice President of Finance since May 1997 and also served as Chief Financial Officer from October 1997 to January 1999. Mr. Sullivan is not currently an executive officer of Digital Island.

Stock Options and Stock Appreciation Rights

  The following table sets forth information regarding option grants to each of the named executive officers during the fiscal year ended September 30, 1999. No stock appreciation rights were granted to the named executive officers during the 1999 fiscal year.

                    Stock Option Grants in Fiscal Year 1999

                                                                    Potential Realizable
                                    Percent of                        Value at Assumed
                         Number or    Total                         Annual Rates of Stock
                         Securities  Options   Exercise            Price Appreciation for
                         Underlying Granted to of Base                   Option Term
                          Options   Employees   Price   Expiration -----------------------
Name                     Granted(#)  in 1999    ($/Sh)     Date           5%         10%
----                     ---------- ---------- -------- ---------- ---------- ------------
Ruann F. Ernst..........  250,000      10.4%    $4.25     3/17/09  $  668,201 $  1,693,351
Ron Higgins.............      --        --        --          --          --           --
Paul Evenson............  150,000       6.2%     3.50    10/25/08     330,170      836,715
                           50,000       2.1%     4.25     3/17/09     133,640      338,670
Allan Leinwand..........   35,000       1.5%     4.25     3/17/09      93,548      237,069
Michael T. Sullivan.....   10,000       0.4%     4.25     3/17/09      26,728       67,734
Tim Wilson..............   40,000       1.7%     3.50    10/15/08      88,045      223,124
                          100,000       4.1%     4.25     3/17/09     267,280      677,341

  The options were granted before the initial public offering of the common stock and have an exercise price per share which was determined by our board of directors in its good faith judgment and generally reflects its best estimate of the fair value of our common stock on the date of each grant, taking into account factors such as our operating performance, recent sales of securities, and market conditions.

  Each option has a maximum term of 10 years, subject to earlier termination upon the optionee's cessation of service with Digital Island. The option for 250,000 shares granted Ms. Ernst with an exercise price of $4.25 per share will vest as follows: the first 234,373 shares subject to that option will vest in a series of 45 successive equal monthly installments upon her completion of each month of service over the 45-month period measured from March 18, 1999, and the remaining 15,627 shares will vest in a series of 3 successive equal monthly installments over the 3-month period measured from December 18, 2002. The option granted Mr. Evenson for 150,000 shares vested as to 36,000 shares on October 26, 1999 and will vest as to the balance of the shares in a series of 38 successive equal monthly installments upon his completion of each additional month of service measured over the 38-month period measured from October 26, 1999. The option Mr. Evenson was granted for 50,000 shares vests in a series of 48 successive equal monthly installments upon his completion of each month of service over the 48-month period measured from March 18, 1999. The option granted to Mr. Leinwand for 35,000 shares vests in a series of 48 successive equal monthly installments upon his completion of each month of service over the 48-month period measured from March 18, 1999. The option granted to Mr. Sullivan for 10,000 shares vests in a series of 48 successive equal monthly installments upon his completion of each month of service over the 48-month period measured from March 18, 1999. The option granted Mr. Wilson for 40,000 shares vested as to 9,600 shares on October 16, 1999 and will vest as to the balance of the option shares in a series of 38 successive equal monthly installments upon his completion of each additional month of service of service over the 38-month period measured from October 16, 1999. The option Mr. Wilson was granted for 100,000 shares vests in a series of 48 successive equal monthly installments upon his completion of each month of service over the 48-month period measured from March 18, 1999.

  The actual stock price appreciation over the 10-year option term may not be at the above 5% and 10% assumed annual rates of compounded stock price appreciation or at any other defined level. Unless the market price of common stock appreciates over the option term, no value will be realized from the option grant made to the named executive officer.

  In November 1999, the board of directors granted Ms. Ernst an additional option for 250,000 shares with an exercise price of $49.44, equal to the fair market value of our common stock at the time of grant. This option will vest in a series of 48 successive equal monthly installments upon her completion of each month of service over the 48-month period measured from November 15, 1999.

  In October 1999, the board of directors granted Mr. Evenson an option for 15,000 shares with an exercise price of $38.69, equal to the fair market value of our common stock at the time of grant. This option will vest in a series of 48 successive equal monthly installments over the 48-month period measured from October 26, 1999.

Aggregated Option/SAR Exercises and Fiscal Year-End Values

  The following table sets forth information with respect to the named executive officers concerning their exercise of stock options during the fiscal year ended September 30, 1999 and the number of shares subject to unexercised stock options held by them as of the close of such fiscal year. No stock appreciation rights were exercised during the fiscal year ended September 30, 1999, and no stock appreciation rights were outstanding at the close of such year. In the following table, "Value Realized" is equal to the difference between the fair value of the shares at the time of exercise ($9.90 per share) and the exercise price paid for the shares and the "Value of Unexercised In-The-Money Options at Year-End" is based upon the fair value per share at the close of the 1999 fiscal year ($26.00 per share) less the exercise price payable per share.

            Aggregated Option Exercises in 1999 and Year-End Values

                                                   Number of Securities      Value of Unexercised
                                                  Underlying Unexercised         In-the-Money
                           Shares                   Options at Year-End       Options at Year-End
                         Acquired on    Value    ------------------------- -------------------------
Name                     Exercise(#) Realized($) Exercisable Unexercisable Exercisable Unexercisable
----                     ----------- ----------- ----------- ------------- ----------- -------------
Ruann F. Ernst..........   133,332   $1,119,989    392,076      418,751    $9,519,925   $9,657,837
Ron Higgins.............   216,000    2,052,000     42,333      141,667     1,083,725    3,626,675
Paul Evenson............       --           --         --       200,000           --     4,462,500
Allan Leinwand..........   163,733    1,555,464     14,775      144,492       361,396    3,528,289
Michael T. Sullivan.....    46,000      437,000     22,000       42,000       524,700    1,075,200
Tim Wilson..............    53,249      445,307     49,649      177,102     1,134,256    4,152,129

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

  We have entered into employment agreements with Ms. Ernst, Mr. Leinwand, Mr. Wilson, Mr. Evenson and Mr. Sullivan, each of whom are officers of Digital Island. All outstanding options held by the foregoing officers will automatically vest in full upon an acquisition of Digital Island by merger, sale of substantially all the assets or sale of more than 50% of our outstanding voting securities, unless those options are assumed or otherwise continued in effect by a successor entity or our repurchase rights for any unvested shares subject to those options are to remain in force following such acquisition.

  Ruann F. Ernst. Ruann F. Ernst, our Chief Executive Officer, previously entered into an employment agreement with us on May 20, 1998 in connection with her commencement of employment. As part of that employment agreement, Ms. Ernst was granted options to purchase 794,159 shares of our common stock at an exercise price of $1.50 per share. On December 15, 1999, the agreement was amended and restated to increase her salary and bonus levels and to provide her with enhanced severance benefits. Under the revised agreement, Ms. Ernst will receive an annual salary of $200,000, effective March 1, 1999, and her target bonus has been increased to $80,000 effective with the fiscal year beginning October 1, 1999. Such bonus will become payable in quarterly installments upon the Company's achievement of designated performance milestones. Should

Ms. Ernst's employment be involuntarily terminated (other than for cause) in the absence of a change in control or ownership of Digital Island or more than 18 months following such a change in control or ownership, she will become entitled to the following severance benefits: (i) 12 months of salary continuation, (ii) 50% of her target bonus for the fiscal year in which her involuntary termination occurs, provided the designated performance milestones for that year are actually attained, (iii) continued health care coverage at our expense for up to 12 months and (iv) 12 months of accelerated vesting of her outstanding stock options. Should her employment be involuntarily terminated (other than for cause) within 18 months following a change in control or ownership of Digital Island, she will become entitled to the following change in control severance benefits: (i) 12 months of salary continuation, (ii) 50% of her target bonus for the fiscal year in which her involuntary termination occurs, provided the designated performance milestones for that year are actually attained, (iii) continued health care coverage at our expense for up to 12 months and (iv) accelerated vesting of all her outstanding stock options, with the right to exercise those options for up to one year following the date of her involuntary termination. For purposes of such severance benefits, an involuntary termination will include any constructive termination resulting in her resignation within 90 days following a material reduction in her duties, a reduction in her base salary or a relocation of her principal place of employment by more than 50 miles. Should she resign for any other reason within 6 months after a change in control or ownership of Digital Island, her severance benefits will be limited to 24 months of accelerated vesting under her outstanding options, with the right to exercise those options for up to one year following such resignation. Ms. Ernst will be subject to certain non-compete covenants and consulting obligations for up to a two-year period following her termination or resignation.

  Allan Leinwand. On February 3, 1997, Allan Leinwand, our Vice President of Internetwork Engineering and Chief Technology Officer, entered into an employment agreement with us. This agreement provided for an annual salary of $105,000. Mr. Leinwand is also eligible for a discretionary quarterly bonus of up to $10,000. Should Mr. Leinwand's employment be involuntarily terminated (other than for cause) in the absence of a change in control or ownership of Digital Island, we must pay Mr. Leinwand a severance payment equal to one hundred percent of his then current annual base salary. Currently, Mr. Leinwand's annual salary is $170,000, and he is eligible for a discretionary quarterly bonus of up to $12,500. In addition, should Mr. Leinwand's employment be involuntarily terminated (other than for cause) within 18 months following a change of control or ownership of Digital Island, he will be entitled to accelerated vesting of all of his stock options. In connection with his employment agreement, we granted Mr. Leinwand options to purchase up to 240,000 shares of our common stock at a per share exercise price of $0.40 per share.

  Tim Wilson. On March 16, 1998, Tim Wilson, Digital Island's Vice President of Marketing, entered into an employment agreement with Digital Island. This agreement provided for an annual salary of $150,000. Mr. Wilson is also eligible for a discretionary quarterly bonus of $12,500. On March 1, 1999, Mr. Wilson's annual salary was increased to $165,000 and his discretionary quarterly bonus was increased to $15,000. In connection with his employment agreement, Digital Island granted Mr. Wilson options to purchase up to 140,000 shares of Digital Island common stock at a per share exercise price of $0.90 per share. Should Mr. Wilson's employment be involuntarily terminated (other than for cause) within 18 months following a change in control or ownership of Digital Island, he will be entitled to accelerated vesting of all his stock options.

  Paul Evenson. On October 26, 1998, Paul Evenson, Digital Island's Vice President of Operations, entered into an employment agreement with Digital Island. This agreement provided for an annual salary of $150,000. Mr. Evenson is also eligible for an annual bonus of not less than $40,000 upon achievement of specified milestones. In connection with his employment agreement, Digital Island granted Mr. Evenson options to purchase up to 150,000 shares of Digital Island common stock at a per share exercise price of $3.50 per share. Should Mr. Evenson's employment be involuntarily terminated (other than for cause) in the absence of a change in control or ownership of Digital Island or more than 18 months following such a change in control or ownership, he will become entitled to the following severance benefits: (i) 6 months of salary continuation, and (ii) continued health care coverage at our expense for up to 6 months. Should his employment be involuntarily terminated (other than for cause) within 18 months following a change in control or ownership of Digital Island, he will become entitled to accelerated vesting of all his stock options.

  Michael T. Sullivan. On May 5, 1997, Michael T. Sullivan, our Vice President of Finance, entered into an employment agreement with us. This agreement provided for an annual salary of $120,000. Mr. Sullivan is also eligible for a discretionary quarterly bonus of up to $5,000. On March 16, 1998, Mr. Sullivan's annual salary was increased to $150,000 and his discretionary quarterly bonus was increased to $7,500. In connection with his employment agreement, we granted to Mr. Sullivan options to purchase up to 100,000 shares of our common stock at a per share exercise price of $0.40 per share. Should Mr. Sullivan's employment be involuntarily terminated within 18 months following a change in control or ownership of Digital Island, he will be entitled to accelerated vesting of all his stock options.

                             BENEFICIAL OWNERSHIP

  The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of February 29, 2000, except as noted in the footnotes below by:

  .  all persons who are beneficial owners of 5% or more of our common stock;

  .  each director;

  . our Chief Executive Officer and the four other most highly compensated executive officers for the fiscal year ended September 30, 1999, whose salary and bonus exceeded $100,000; and

  .  all current executive officers and directors a group.

  Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable.

                                             Beneficial Ownership of Shares
                                             ----------------------------------
Name of Beneficial Owner                          Number            Percent
------------------------                     ------------------ ---------------
Officers and Directors:
 Ruann F. Ernst (1).........................            859,107            1.3%
 Leo S. Spiegel (2).........................          1,607,903            2.4%
 T.L. Thompson (3)..........................             71,403              *
 Paul Evenson (4)...........................             57,191              *
 Allan Leinwand (5).........................            201,004              *
 Michael Sullivan (6).......................             55,804              *
 Andrew Swart...............................          1,839,986            2.7%
 Tim Wilson (7).............................            130,305              *
 Charlie Bass (8)...........................            399,283              *
 Marcelo A. Gumucio.........................            193,825              *
 Christos Cotsakos (9)......................             48,310              *
 Cliff Higgerson (10).......................                --             --
 G. Bradford Jones (11).....................                --             --
 Robert Kibble (12).........................                --             --
 Shahan Soghikian (13)......................                --             --
  All directors and executive officers as a
   group (15 people) (14)...................          5,464,191            8.2%

--------
 *  Less than 1% percent.

 (1) Stock consists of 238,732 shares of common stock held directly by Ms. Ernst and 620,375 shares of common stock subject to options exercisable within 60 days of February 29, 2000.

 (2) Consists of 1,436,341 shares of common stock held directly by Mr. Spiegel, 85,816 shares held directly by The Hunter L. Spiegel Educational Trust and 85,816 shares held directly by The Madison H. Spiegel Educational Trust. Mr. Spiegel is a trustee of both of these trusts.

 (3) Consists of 13,666 shares of common stock held directly by Mr. Thompson and 57,737 shares of common stock subject to options exercisable within 60 days of February 29, 2000.

 (4) Consists of 2,000 shares of common stock held directly by Mr. Evenson and 55,191 shares of common stock subject to options exercisable within 60 days of February 29, 2000.

 (5) Consists of 164,933 shares of common stock held directly by Mr. Leinwand and 36,071 shares of common stock subject to options exercisable within 60 days of February 29, 2000.

 (6) Consists of 51,600 shares of common stock held directly by Mr. Sullivan and 4,204 shares of common stock subject to options exercisable within 60 days of February 29, 2000.

 (7) Consists of 53,475 shares of common stock held directly by Mr. Wilson and 76,830 shares subject to options exercisable within 60 days of February 29, 2000.

 (8) Stock consists of 399,283 shares of common stock held directly by the Bass Trust U/D/T dated April 29, 1988 (the "Bass Trust"). Mr. Bass, a director of Digital Island, is the Trustee of the Bass Trust.

 (9) Stock consists of 11,666 shares of common stock subject to options exercisable within 60 days of February 29, 2000 and 31,087 shares of common stock held directly by The Cotsakos Revocable Trust, dated September 3, 1987. Excludes 2,013,367 shares of common stock, held by E*TRADE Group, Inc. Mr. Cotsakos, a director of Digital Island, is the Trustee of the Cotsakos Trust and Chairman of the Board and Chief Executive Officer of E*TRADE Group, Inc. Mr. Cotsakos disclaims beneficial ownership of the shares of common stock held by E*TRADE Group, Inc. except to the extent of his pecuniary interest therein.

(10) Excludes an aggregate of 2,341,727 shares held by Vanguard V, L.P. Mr. Higgerson, a director of Digital Island, is the General Partner of Vanguard V, L.P. Mr. Higgerson disclaims beneficial ownership of the shares of common stock held by Vanguard V, L.P. except to the extent of his pecuniary interest therein.

(11) Excludes an aggregate of 3,575,244 shares held by the Brentwood Venture Capital entities. Mr. Jones, a director of Digital Island, is a General Partner of Brentwood Venture Capital. Mr. Jones disclaims beneficial ownership of the shares of common stock held by the Brentwood Venture Capital entities except to the extent of his pecuniary interest therein.

(12) Excludes an aggregate of 2,542,394 shares held collectively by Mission Ventures, L.P. and Mission Ventures Affiliates, L.P. Mr. Kibble, a director of Digital Island, is a managing member of the general partner of the Mission Venture entities. Mr. Kibble disclaims beneficial ownership of the shares of common stock held by the Mission Venture entities except to the extent of his pecuniary interest therein.

(13) Excludes 2,581,466 shares of common stock held by Chase Venture Capital Associates, L.P. Mr. Soghikian, a director of Digital Island, is a General Partner of Chase Capital Partners, the General Partner of Chase Venture Capital Associates, L.P. Mr. Soghikian disclaims beneficial ownership of the shares of common stock held by Chase Venture Capital Associates, L.P. except to the extent of his pecuniary interest therein.

(14) See footnotes 1 through 13 above. Includes options exercisable for 862,074 shares of common stock within 60 days of February 29, 2000.

                       COMPENSATION COMMITTEE REPORT ON
                            EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

  The Compensation Committee (the "Committee") of the Board of Directors sets the compensation of the Chief Executive Officer, reviews the design, administration and effectiveness of compensation programs for other key executives and approves stock option grants for all executive officers. The committee is composed entirely of outside directors.

Compensation Philosophy and Objectives

  The Company operates in the extremely competitive and rapidly changing high technology industry. The Committee believes that the compensation programs for the executive officers should be designed to attract, motivate and retain talented executives responsible for the success of the Company and should be determined within a competitive framework and based on the achievement of designated financial targets, individual contribution, customer satisfaction and financial performance relative to that of the Company's competitors. Within this overall philosophy, the Committee's objectives are to:

  . Offer a total compensation program that takes into consideration the compensation practices of a group of specifically identified peer companies (the "Peer Companies") and other selected companies with which the Company competes for executive talent.

  . Provide annual variable incentive awards that take into account the Company's overall financial performance in terms of designated corporate objectives and the relative performance of the Peer Companies as well as individual contributions.

  . Align the financial interests of executive officers with those of stockholders by providing significant equity-based, long-term incentives.

Compensation Components and Process

  The three major components of the Company's executive officer compensation are: (i) base salary, (ii) variable incentive awards and (iii) long-term, equity-based incentive awards. The Committee determines the compensation levels for the executive officers with the assistance of the Company's Human Resources Department, which works with an independent consulting firm that furnishes the Committee with executive compensation data drawn from a nationally recognized survey of similarly sized technology companies that have been identified as the Peer Companies. The positions of the Company's Chief Executive Officer and executive officers were compared with those of their counterparts at the Peer Companies, and the market compensation levels for comparable positions were examined to determine base salary, target incentives and total cash compensation. In addition, the practices of the Peer Companies concerning stock option grants were reviewed and compared.

  Base Salary. The base salary for each executive officer is determined at levels considered appropriate for comparable positions at the Peer Companies. The Company's policy is to target base salary levels between the 50th and 75th percentile of compensation practices at the Peer Companies.

  Variable Incentive Awards. To reinforce the attainment of Company goals, the Committee believes that a portion of the annual compensation of each executive officer should be in the form of variable incentive pay. The annual incentive pool for executive officers is determined on the basis of the Company's achievement of the financial performance targets established at the beginning of the fiscal year and also includes a range for the executive's contribution and a strategic component tied to the Company's performance relative to a select group of competitors. The incentive plan sets a threshold level of Company performance based on revenue that must be attained before any incentives are awarded. Once the fiscal year's threshold is reached, specific formulas are in place to calculate the actual incentive payment for each officer. A target is set for each executive officer based on targets for comparable positions at the Peer Companies and is stated in terms of an escalating percentage of the officer's base salary for the year. In fiscal 1999, the Company achieved its corporate performance targets as well as the strategic target tied to revenue performance relative to the selected competitor group. Awards paid reflected those results plus individual accomplishments of both corporate and functional objectives and a component based upon customer satisfaction.

  Long-Term, Equity-Based Incentive Awards. The goal of the Company's long-term, equity-based incentive awards is to align the interests of executive officers with stockholders and to provide each executive officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. The Committee determines the size of long-term, equity-based incentives according to each executive's position within the Company and sets a level it considers appropriate to create a meaningful opportunity for stock ownership. In addition, the Committee takes into account an individual's recent performance, his or her potential for future responsibility and promotion, comparable awards made to individuals in similar positions with the Peer Companies and the number of unvested options held by each individual at the time of the new grant. The relative weight given to each of these factors varies among individuals at the Committee's discretion. During fiscal 1999, the Committee made option grants to Ms. Ernst and Messrs. Evenson, Leinwand, Sullivan and Wilson under the Company's 1999 Stock Incentive Plan. Each grant allows the officer to acquire shares of the Company's common stock at a fixed price per share (the market price on the grant date) over a specified period of time. Options granted to this group of individuals in June 1999 and later vest in periodic installments over a four-year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option grants will provide a return only if the officer remains with the Company and only if the market price appreciates over the option term.

  CEO Compensation. The original compensation package for Ms. Ernst was negotiated with her at the time she commenced her employment in June 1998 and consisted of three components: base salary of $150,000, annual incentive compensation of up to $60,000 and stock options for 794,159 shares with an exercise price of $1.50 per share. On December 15, 1999, the Committee decided to revise Ms. Ernst's compensation package, and an amended and restated employment agreement was executed. Under the revised agreement, Ms. Ernst will receive an annual salary of $200,000, effective March 1, 1999, and her target bonus has been increased to $80,000 effective with the fiscal year beginning October 1, 1999. Such bonus will become payable in quarterly installments upon the Company's achievement of performance milestones established by the Committee with her concurrence. The Committee believes that the revised salary and bonus are necessary to maintain Ms. Ernst's compensation at a competitive level in the industry. In addition, the revised agreement provides enhanced severance benefits. Should Mr. Ernst's employment be involuntarily terminated (other than for cause) in the absence of a change in control or ownership of the Company or more than 18 months following such a change in control or ownership, she will become entitled to the following severance benefits: (i) 12 months of salary continuation, (ii) 50% of her target bonus for the fiscal year in which her involuntary termination occurs, provided the designated performance milestones for that year are actually attained, (iii) continued health care coverage at the Company's expense for up to 12 months and (iv) 12 months of accelerated vesting under her outstanding stock options. Should her employment be involuntarily terminated (other than for cause) within 18 months following a change in control or ownership of the Company, she will become entitled to the following change in control severance benefits: (i) 12 months of salary continuation, (ii) 50% of her target bonus for the fiscal year in which her involuntary termination occurs, provided the designated performance milestones for that year are actually attained, (iii) continued health care coverage at the Company's expense for up to 12 months and (iv) accelerated vesting of all her outstanding stock options, with the right to exercise those options for up to one year following the date of her involuntary termination. For purposes of such severance benefits, an involuntary termination will include any constructive termination occasioned by her resignation within 90 days following a material reduction in her duties, a reduction in her base salary or a relocation of her principal place of employment by more than 50 miles. Should she resign for any other reason within 6 months after a change in control or ownership of the Company, her severance benefits will be limited to 24 months of accelerated vesting under her outstanding options, with the right to exercise those options for up to one year following such resignation. In consideration for these enhanced benefits, Ms. Ernst will be subject to certain non-compete covenants and consulting obligations for up to a two-year period following her termination or resignation.

  Although Ms. Ernst's target bonus for the 1999 fiscal year was established as a percentage of her base salary pursuant to her employment agreement, the actual performance milestones for the payment of that bonus were set by the Committee at the start of the 1999 fiscal year with her concurrence, and those milestones were the same as those used for incentive compensation purposes for all of the Company's other executive officers for the 1999 fiscal year. The Committee also granted Ms. Ernst options for a total 250,000 shares during the 1999 fiscal year. The option grants were made in recognition of Ms. Ernst's performance and leadership with the Company and were designed to provide her with a significant incentive to remain in the Company's employ over the 4-year vesting period in effect for those grants. In addition, the options place a significant portion of her total compensation at risk, since those options will have value only if the market price of the Company's common stock appreciates over the term of those options.

Compliance with Internal Revenue Code Section 162(m)

  Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be performance-based. Non-performance based compensation paid to the Company's executive officers for the 1999 fiscal year did not exceed the $1 million limit for any officer, and the Compensation Committee does not anticipate that the non-performance based compensation to be paid to the Company's executive officers for fiscal 2000 will exceed that limit. The Company's 1999 Stock Incentive Plan has been structured so that any compensation deemed paid in connection with the exercise of option grants made under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation that will not be subject to the $1 million limitation. Because it is unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual cash compensation of any executive officer ever approach the $1 million level.

Other Elements of Executive Compensation

  Executives are eligible for corporation-wide medical and dental benefits and participation in a 401(k) plan under which the Company currently provides no matching contributions. In addition, executives participate in a corporation-wide short and long-term disability insurance program and a group term life insurance program.

  It is the opinion of the Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align our performance and interests of our stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short- and long-term.

                            Submitted by the Compensation Committee of our Board of Directors

                            Charlie Bass, Christos Cotsakos and Robert Kibble

                               PERFORMANCE GRAPH

  The following graph shows a six month comparison of cumulative total return on our common stock, based on the market price of our stock assuming reinvestment of dividends with a return of the Standard and Poor's 500 Index and the Nasdaq Stock Market (U.S.) Index, for the period beginning June 28, 1999, the day our common stock began trading, through December 31, 1999.



                                 [LINE GRAPH]

                   6/28/99   6/30/99  9/30/99    12/31/99
Digital Island     $100.00   $179.38  $260.00     $951.25
S&P 500 Index      $100.00   $103.11  $ 96.35     $110.36
NASDAQ             $100.00   $103.22  $105.52     $156.37
(1) The graph assumes that on June 28, 1999, $100 was invested in our common stock and in each index, and that all dividends were reinvested. No cash dividends have been declared on our common stock.

(2) Stockholder returns over the indicated period should not be considered indicative of future stockholder results.

  Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by us under those statutes, neither the preceding Stock Performance Graph nor the Compensation Committee Report is to be incorporated by reference into any such prior filings, nor shall such graph or report be incorporated by reference into any future filings made by us under those statutes.

                             CERTAIN TRANSACTIONS

  Some of our directors, executive officers and affiliates have entered into transactions with us as follows:

Preferred Stock Financings

  Since October 1, 1997 we have sold 4,283,181 shares of our Series C Preferred Stock at a price of $3.45 per share, 2,022,476 shares of our Series D Preferred Stock at a price of $5.25 per share and 11,764,706 shares of our Series E Preferred Stock at a price of $4.25 per share in a series of private financings. We sold these securities pursuant to preferred stock purchase agreements and an investors' rights agreement on substantially similar terms (except for terms relating to date and price), under which we made standard representations, warranties, and covenants, and pursuant to which we provided the purchasers thereunder with registration rights, information rights, and rights of first refusal, among other provisions standard in venture capital financings. Each share of our preferred stock was converted into one share of our common stock upon the completion of our initial public offering, except that each share of Series D Preferred Stock was converted into 1.088084 shares of our common stock, to give effect to an anti-dilution adjustment resulting from the sale of the Series E Preferred Stock. The purchasers of the preferred stock included, among others, the following holders of 5% or more of our common stock, directors, and entities associated with directors at the time of our initial public offering:

                                    Shares of Preferred Stock Purchased
                                    -----------------------------------------
Name                                  Series C       Series D       Series E
----                                -----------    -----------    -----------
Bass Trust U/D/T dated April 29,
 1988 (1).........................       39,420         34,095         27,765
Chase Venture Capital Associates,
 L.P. (2).........................          --             --       2,823,529
The Cotsakos Revocable Trust dated
 9/3/87 (3).......................          --          28,571            --
Crescendo II, L.P. (4)............      289,855(5)     143,429(5)     463,294(5)
Crosspoint Venture Partners.......      289,855            --         926,824
E*TRADE Group, Inc. (6)...........          --       1,333,334        562,588
FW Ventures III, L.P. ............          --             --       1,822,353
Marcelo Gumucio...................       29,000            --             --
Merrill Lynch KECALP..............          --             --       1,482,824
Tudor Global Trading, Inc. .......    1,015,000        190,476        744,470
Vanguard V, L.P. (7)..............      260,870        142,857            --

--------
(1) Charlie Bass, a director of Digital Island, is the Trustee of the Bass Trust U/D/T dated April 29,1988.

(2) Shahan Soghikian, a director of Digital Island, is a General Partner of Chase Capital Partners.

(3) Christos Cotsakos, a director of Digital Island, is the Trustee of The Cotsakos Revocable Trust dated 9/3/87.

(4) David Spreng, a director of Digital Island from July 1997 until December 1999, is the Managing Member of Crescendo Ventures II, LLC, the general partner of Crescendo II, L.P.

(5) Includes shares held by Eagle Ventures II, LLC pursuant to a parallel investment agreement with Crescendo.

(6) Mr. Cotsakos, a director of Digital Island, is Chairman of the Board of E*TRADE.

(7) Cliff Higgerson, a director of Digital Island, is the General Partner of Vanguard V, L.P.

Investors' Rights Agreement

  Pursuant to the terms of the Amended and Restated Investors' Rights Agreement dated February 19, 1999, as amended, by and among Digital Island and the holders of our preferred stock, the investors acquired certain registration rights with respect to their capital stock of Digital Island. Beginning one year after our initial public offering, holders of more than two-thirds of the currently outstanding common stock issued upon conversion of the preferred stock may require us to effect up to two demand registrations under the Securities Act covering the lesser of 50% of the outstanding common stock issued upon conversion of the preferred stock or a number of shares of such common stock yielding gross aggregate proceeds in excess of $15.0 million, subject in either case to the board of directors' right if such registration would harm Digital Island to defer such registration for a period up to 60 days. In addition, if we propose to issue equity securities under the Securities Act for our own account in an underwritten public offering, then such holders have the right (subject to quantity limitations determined by the underwriters) to request that Digital Island register such common stock. Also, such holders have the right to request an unlimited number of registrations of such common stock on Form S-3 under the Securities Act. All registration expenses incurred in connection with the first two demand registrations described above, the first two registrations on Form S-3 described above and all piggyback registrations will be borne by Digital Island. The participating investors will pay for underwriting discounts and commissions incurred in connection with any such registrations. We have agreed to indemnify the investors against certain liabilities in connection with any registration effected pursuant to the foregoing Investors' Rights Agreement, including Securities Act liabilities.

Employment, Indemnification and Non-Disclosure Agreements

  We have entered into employment agreements with Ms. Ernst, Mr. Leinwand, Mr. Wilson, Mr. Evenson and Mr. Sullivan, who are named executive officers for fiscal year 1999. We have also entered into indemnification agreements with each of our other directors and officers. See "Executive Compensation-- Employment Agreements and Change of Control Arrangements."

Agreement with Former Sandpiper Officers

  Concurrently with the effectiveness of our merger with Sandpiper, Leo Spiegel, a former executive officer of Sandpiper and the Company's new President, entered into a employment agreement with us pursuant to which he agreed to remain in our employ until November 24, 2000 unless we terminate him earlier. If his employment is terminated by us without cause prior to November 24, 2000, then he will be entitled to salary continuation payments until the earlier of (1) one year after the termination of his employment or (2) the date he begins employment with another employer. Mr. Spiegel will also be entitled to such salary continuation payments if he terminates his employment with us for "good reason" before November 24, 2000. A termination for "good reason" will mean his resignation for any of the following reasons: (x) diminution of responsibilities consistent with his position of President of the Company, after providing notice to the chief executive officer and allowing for reasonable opportunity to cure the diminution of responsibilities; (y) change in title or reporting relationship; or (z) involuntary relocation from his principal place of employment in San Diego, California. Pursuant to his employment agreement, Mr. Spiegel will be subject to certain non-compete covenants for up to one year following the date of his termination or resignation.

  On October 31, 1999, Mr. Spiegel held 858,917 shares of Sandpiper common stock (921,360 shares of Digital Island common stock, as converted), issued pursuant to a restricted stock purchase agreement, which were subject to repurchase by Sandpiper at $0.07 per share upon a termination of his employment. Although his restricted stock purchase agreement with Sandpiper provided that all of these shares would vest free of this repurchase right upon certain events such as the merger, in connection with his employment agreement with Digital Island described above, Mr. Spiegel waived these acceleration rights and instead agreed that 50% of his unvested shares, as converted, would vest on March 24, 2000 and the balance on November 24, 2000, unless he terminates his employment without "good reason" or is terminated for "cause" prior to vesting.

  Also concurrently with the effectiveness of our merger with Sandpiper, Andrew Swart, a former executive officer of Sandpiper and our new Vice President of Software Engineering, entered into an employment agreement providing that he would remain employed by us for a period of one year measured from the closing date of the merger, unless we terminate him earlier. Should Mr. Swart's employment be involuntarily terminated (other than for cause) prior to the end of the one-year period following the closing of the merger, then he will be entitled to salary continuation payments until the earlier of (1) one year after the termination of his employment, or (2) the date he begins employment with another employer. Should Mr. Swart's employment be terminated for cause, then he will be entitled to all salary, bonus and benefits earned through the date of termination of employment, but nothing else.

  Mr. Swart was granted a stock option for 150,000 shares of Digital Island's common stock following the closing of the merger. The option vests over 50 months of successive employment with us. In the event of a change of control following the closing of the merger, Mr. Swart's option will accelerate in full unless the acquiring company assumes the option. If Mr. Swart is terminated (other than for cause) by the acquiring company, or if he resigns due to adverse changes in his terms of employment, upon or within 18 months following a change in control but more than 12 months after the date the he commences employment with us, Mr. Swart's option will immediately vest and become exercisable for all shares at the time subject to that option.

Director Arrangements and Stockholder Notes

  In February 1998, Digital Island granted a nonstatutory option to purchase a total of 183,000 shares of our common stock to Marcelo Gumucio, then the Chairman of the board of directors and now a director of Digital Island. These options were immediately exercisable and subject to repurchase by Digital Island, with the right to repurchase expiring in 16 equal quarterly installments. At the time of the option grant, Mr. Gumucio exercised the option to purchase the entire 183,000 shares of common stock, in exchange for a $109,800 note. Under the terms of the note, interest accrues on outstanding amounts at 5.61% per annum. Interest is to be repaid in four equal annual installments commencing February 24, 1999. The entire principal amount is due and payable in one lump sum on February 24, 2002. In August 1999, Mr. Gumucio repaid the entire principal amount as well as all accrued interest.

Officer Loans

  On April 21, 1999, Ms. Ernst, our current Chairman of the Board and Chief Executive Officer, and Mr. Higgins, our then-Chairman of the Board, each delivered a promissory note to us in payment of the exercise price of certain outstanding stock options they held under our 1998 stock option/stock issuance plan. Ms. Ernst delivered a full-recourse promissory note in the principal amount of $199,998 in payment of the exercise price for 133,332 shares of our common stock, and Mr. Higgins delivered a full-recourse promissory note in the amount of $86,400 in payment of the exercise price for 216,000 shares of our common stock. Each note bears interest at the rate of 7.75% per annum, compounded semi-annually, and is secured by the purchased shares. Accrued interest is due and payable at successive quarterly intervals over the four-year term of the note, and the principal balance will become due and payable in one lump sum at the end of such four-year term. However, the entire unpaid balance of the note will become due and payable upon termination of employment or failure to pay any installment of interest when due. None of the shares serving as security for the note may be sold unless the principal portion of the note attributable to those shares, together with the accrued interest on that principal portion, is paid to us. In December 1999, Mr. Higgins repaid the entire principal amount of his note, as well as all accrued interest.

  On June 14, 1999, Ms. Ernst borrowed an additional $128,000 from us in order to finance the tax liability she incurred in connection with the exercise of her stock options on April 21, 1999 for 133,332 shares of our common stock. The loan is evidenced by a full-recourse promissory note with interest at the rate of 7.75% per annum, compounded semi-annually, and secured by the same 133,332 shares which serve as collateral for Ms. Ernst's April 21, 1999 promissory note. The terms of her note, including the due dates for payment of principal and accrued interest and the acceleration provisions, are substantially the same as the terms in effect for her April 21, 1999 note. The April 21 and June 14, 1999 promissory notes from Ms. Ernst aggregate to a principal total indebtedness to Digital Island of $327,998.

  The following table indicates the highest amount outstanding under each of the foregoing loans during the 1999 fiscal year and the amount outstanding under each loan as of February 29, 2000:

                              Highest FY 1999 Balance Current Outstanding Balance
                              ----------------------- ---------------------------
     Ms. Ernst...............        $327,998                  $340,708
     Mr. Higgins.............        $ 86,400                  $   0.00

E*TRADE Agreements

  We have entered into a global data distribution agreement with E*TRADE dated August 1, 1997 where we provide network connectivity for E*TRADE. Mr. Costakos, a member of our board of directors, is President, Chief Executive Officer and a director of E*TRADE.

  We believe that all of the transactions set forth above were made on terms no less favorable to us than could have been obtained from unaffiliated third parties. We intend that all future transactions, including loans, between us and our officers, directors, principal stockholders and their affiliates will be approved by a majority of the board of directors, and be on terms no less favorable to us than could be obtained from unaffiliated third parties.

                             STOCKHOLDER PROPOSALS

  To be included in the proxy statement and form of proxy relating to the annual meeting to be held in 2001, a stockholder proposal must be received by T.L Thompson, Chief Financial Officer and Secretary, Digital Island, Inc., 45 Fremont Street, 12th Floor, San Francisco, CA 94105 no later than December 21, 2000. If the Company is not notified of a stockholder proposal by February 6, 2001, then the proxy solicited by the board of directors for the 2001 annual meeting will confer discretionary authority to vote against such stockholder proposal.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Our directors and executive officers must file reports with the Securities and Exchange Commission indicating the number of shares of our common stock they beneficially own and any changes in their beneficial ownership. Copies of these reports must be provided to us. Based on our review of these reports and written representations from the persons required to file them, we believe each of our directors and executive officers filed all the required reports during 1999. To our knowledge, during 1999, no other person subject to the reporting requirement of Section 16(a) failed to file or was delinquent in filing a required report.

                                 OTHER MATTERS

  Our board of directors knows of no other business that will be presented to the annual meeting. If any other business is properly brought before the annual meeting, proxies in the enclosed form will be voted in respect thereof in accordance with the recommendation of the board of directors. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

  It is important that the proxies be returned promptly and that your shares be represented. You are urged to sign, date and promptly return the enclosed proxy card in the enclosed envelope.

  A copy of our Annual Report for the 1999 Fiscal Year has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

  We have filed an Annual Report on Form 10-K for the year ended September 30, 1999 with the Securities and Exchange Commission. You may obtain, free of charge, a copy of the Form 10-K by writing to T.L. Thompson, Chief Financial Officer, Digital Island, Inc., 45 Fremont Street, 12th Floor, San Francisco, CA 94105. Our Form 10-K is also available through our website at www.digitalisland.com.

                                     By Order of the Board of Directors,

                                     /s/ T.L. Thompson

                                     T.L. Thompson
                                     Secretary

Dated: March 23, 2000
San Francisco, California

                              DIGITAL ISLAND, INC.
                              ---------------------
                            1999 STOCK INCENTIVE PLAN
                            -------------------------

               AS AMENDED AND RESTATED EFFECTIVE JANUARY 20, 2000
               --------------------------------------------------


                                   ARTICLE ONE

                               GENERAL PROVISIONS
                               ------------------



  I.      PURPOSE OF THE PLAN

          This 1999 Stock Incentive Plan is intended to promote the interests of Digital Island, Inc., a Delaware corporation, by providing eligible persons in the Corporation's service with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in such service.

          Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

     II.  STRUCTURE OF THE PLAN

          A.   The Plan shall be divided into five separate equity programs:

               - the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock,

               - the Salary Investment Option Grant Program under which eligible employees may elect to have a portion of their base salary invested each year in special option grants,

               - the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary),

               - the Automatic Option Grant Program under which eligible non-employee Board members shall automatically receive option grants at designated intervals over their period of continued Board service, and

               - the Director Fee Option Grant Program under which non-employee Board members may elect to have all or any portion of their annual retainer fee otherwise payable in cash applied to a special stock option grant.

          B. The provisions of Articles One and Seven shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

     III. ADMINISTRATION OF THE PLAN

          A. The Primary Committee shall have sole and exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders. Administration of the Discretionary Option Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs may, at the Board's discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons. However, any discretionary option grants or stock issuances for members of the Primary Committee must be authorized by a disinterested majority of the Board.

          B. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

          C. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of those programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant and Stock Issuance Programs under its jurisdiction or any option or stock issuance thereunder.

          D. The Primary Committee shall have the sole and exclusive authority to determine which Section 16 Insiders and other highly compensated Employees shall be eligible for participation in the Salary Investment Option Grant Program for one or more calendar years. However, all option grants under the Salary Investment Option Grant Program shall be made in accordance with the express terms of that program, and the Primary Committee shall not exercise any discretionary functions with respect to the option grants made under that program.

          E. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

          F. Administration of the Automatic Option Grant and Director Fee Option Grant Programs shall be self-executing in accordance with the terms of those programs, and no Plan Administrator shall exercise any discretionary functions with respect to any option grants or stock issuances made under those programs.

  IV.     ELIGIBILITY

          A. The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs are as follows:

                    (i) Employees,

                    (ii) non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

                    (iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

          B. Only Employees who are Section 16 Insiders or other highly compensated individuals shall be eligible to participate in the Salary Investment Option Grant Program.

          C. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine,
(i) with respect to the option grants under the Discretionary Option Grant Program, which eligible persons are to receive such grants, the time or times when those grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding and (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive such issuances, the time or times when the issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration for such shares.

          D. The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Discretionary Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

          E. The individuals who shall be eligible to participate in the Automatic Option Grant Program shall be limited to (i) those individuals who first become non-employee Board members on or after the Underwriting Date, whether through appointment by the Board or election by the Corporation's stockholders, and (ii) those individuals who continue to serve as non-employee Board members at one or more Annual Stockholders Meetings held after the Underwriting Date. A non-employee Board member who has previously been in the employ of the Corporation (or any Parent or Subsidiary) shall not be eligible to receive an option grant under the Automatic Option Grant Program at the time he or she first becomes a non-employee Board member, but shall be eligible to receive periodic option grants under the Automatic Option Grant Program while he or she continues to serve as a non-employee Board member.

          F. All non-employee Board members shall be eligible to participate in the Director Fee Option Grant Program.

     V.   STOCK SUBJECT TO THE PLAN

          A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The number of shares of Common Stock initially reserved for issuance over the term of the Plan shall not exceed 12,544,000 [plus auto increase] shares. Such reserve shall consist of (i) the number of shares estimated to remain available for issuance, as of the Plan Effective Date, under the Predecessor Plan as last approved by the Corporation's stockholders, including the shares subject to outstanding options under that Predecessor Plan, plus (ii) an additional increase of approximately 2,500,000 shares approved by the Corporation's stockholders prior to the Underwriting Date, plus (iii) the 2,000,000 shares added to the reserve on January 3, 2000 pursuant to the automatic share increase provisions of Section V.B of this Article One, plus (iv) an additional increase of 3,000,000 shares authorized by the Board on January 20, 2000, subject to stockholder holder at the 2000 Annual Meeting.

          B. The number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day of January each calendar year during the term of the Plan, beginning with calendar year 2001, by an amount equal to 4.75% of the total number of shares of Common Stock outstanding on the last trading day in December of the immediately preceding calendar year, but in no event shall any such annual increase exceed 5,000,000 shares./1/

          C. No one person participating in the Plan may receive options, separately exercisable stock appreciation rights and direct stock issuances for more than 750,000 shares of Common Stock in the aggregate per calendar year.

          D. Shares of Common Stock subject to outstanding options (including options incorporated into this Plan from the Predecessor Plan) shall be available for subsequent issuance under the Plan to the extent (i) those options expire or terminate for any reason prior to exercise in full or (ii) the options are cancelled in accordance with the cancellation-regrant provisions of Article Two. Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Corporation at the original issue price paid per share, pursuant to the Corporation's repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan. However, should the exercise price of an option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with

-------------------
/1/ Both the increase in the size of the automatic share increase from 4% to 4.75% of the total number of outstanding shares of Common Stock and the increase to the annual limit from 2,000,000 shares to 5,000,000 shares were authorized by the Board on January 20, 2000, subject to stockholder approval at the 2000 Annual Meeting. If such stockholder approval is obtained, both increases will become effective with calendar year 2001.

the exercise of an option or the vesting of a stock issuance under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Common Stock issued to the holder of such option or stock issuance. Shares of Common Stock underlying one or more stock appreciation rights exercised under
Section IV of Article Two, Section III of Article Three, Section II of Article Five or Section III of Article Six of the Plan shall not be available for subsequent issuance under the Plan.

          E. If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made by the Plan Administrator to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the Plan per calendar year, (iii) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-employee Board members, (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the Plan, (v) the number and/or class of securities and price per share in effect under each outstanding option incorporated into this Plan from the Predecessor Plan and (vi) the maximum number and/or class of securities by which the share reserve is to increase automatically each calendar year pursuant to the provisions of Section V.B of this Article One. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

                                   ARTICLE TWO

                       DISCRETIONARY OPTION GRANT PROGRAM
                       ----------------------------------



  I.      OPTION TERMS

          Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document
                                    --------
shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

     A.     Exercise Price.
            --------------

          1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

          2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Seven and the documents evidencing the option, be payable in one or more of the forms specified below:

               (i) cash or check made payable to the Corporation,

               (ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

               (iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

          Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

          B.   Exercise and Term of Options. Each option shall be exercisable at
               ----------------------------
such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

          C.   Effect of Termination of Service.
               --------------------------------

               1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

                    (i) Any option outstanding at the time of the Optionee's cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

                    (ii) Any option held by the Optionee at the time of death and exercisable in whole or in part at that time may be subsequently exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or the laws of inheritance or by the Optionee's designated beneficiary or beneficiaries of that option.

                    (iii) Should the Optionee's Service be terminated for Misconduct or should Optionee otherwise engage in Misconduct while one or more of his or her options are outstanding, then all outstanding options held by the Optionee shall terminate immediately and cease to be outstanding.

                    (iv) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of' Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

               2. The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

                    (i) extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

                    (ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

          D.   Stockholder Rights. The holder of an option shall have no
               ------------------
stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

          E.   Repurchase Rights. The Plan Administrator shall have the
               -----------------
discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

          F.   Limited Transferability of Options. During the lifetime of the
               ----------------------------------
Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of inheritance following the Optionee's death. However, a Non-Statutory Option may, in connection with the Optionee's estate plan, be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. Notwithstanding the foregoing, the Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Two, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee's death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee's death.

  II.     INCENTIVE OPTIONS

          The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section 11, all the provisions of Articles One, Two and Seven shall be applicable to Incentive Options. Options which are specifically designated as Nonstatutory Options when issued under the Plan shall not be subject to the terms of this Section II.

          A.   Eligibility. Incentive Options may only be granted to Employees.
               -----------

          B.   Dollar Limitation.  The aggregate Fair Market Value of the shares
               -----------------
of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000).

          To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

          C. 10% Stockholder.  If any Employee to whom an Incentive Option is
             ---------------
granted is a I 0% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (II 0%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five
(5) years measured from the option grant date.

     III. CORPORATE TRANSACTION/CHANGE IN CONTROL

          A. In the event of any Corporate Transaction, each outstanding option shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully vested shares of Common Stock. However, an outstanding option shall not become exercisable on such an accelerated basis if and to the extent: (i) such option is, in connection with the Corporate Transaction, to be assumed by the successor corporation (or parent thereof) or (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Corporate Transaction on any shares for which the option is not otherwise at that time exercisable and provides for subsequent payout in accordance with the same exercise/vesting schedule applicable to those option shares or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant.

          B. All outstanding repurchase rights shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or
(ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

          C. Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

          D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan and (iii) the maximum number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the Plan per calendar year and (iv) the maximum number and/or class of securities by which the share reserve is to increase automatically each calendar year. To the extent the actual holders of the Corporation's outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Corporate Transaction, the successor corporation may, in connection with the assumption of the outstanding options under this Plan, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Corporate Transaction.

          E. The Plan Administrator shall have the discretionary authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall, immediately prior to the effective date of such Corporate Transaction, become exercisable for all the shares of Common Stock at the time subject to those options and may be exercised for any or all of those shares as fully vested shares of Common Stock, whether or not those options are to be assumed in the Corporate Transaction. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation's repurchase rights under the Discretionary Option Grant Program so that those rights shall not be assignable in connection with such Corporate Transaction and shall accordingly terminate upon the consummation of such Corporate Transaction, and the shares subject to those terminated rights shall thereupon vest in full.

          F. The Plan Administrator shall have full power and authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall become exercisable for all the shares of Common Stock at the time subject to those options in the event the Optionee's Service is subsequently terminated by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which those options are assumed and do not otherwise accelerate. Any options so accelerated shall remain exercisable for fully vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one (1) year period measured from the effective date of the Involuntary Termination. In addition, the Plan Administrator may structure one or more of the Corporation's repurchase rights so that those rights shall immediately terminate with respect to any shares held by the Optionee at the time of his or her Involuntary Termination, and the shares subject to those terminated repurchase rights shall accordingly vest in full at that time.

          G. The Plan Administrator shall have the discretionary authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall, immediately prior to the effective date of a Change in Control, become exercisable for all the shares of Common Stock at the time subject to those options and may be exercised for any or all of those shares as fully vested shares of Common Stock. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation's repurchase rights under the Discretionary Option Grant Program so that those rights shall terminate automatically upon the consummation of such Change in Control, and the shares subject to those terminated rights shall thereupon vest in full. Alternatively, the Plan Administrator may condition the automatic acceleration of one or more outstanding options under the Discretionary Option Grant Program and the termination of one or more of the Corporation's outstanding repurchase rights under such program upon the subsequent termination of the Optionee's Service by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of such Change in Control. Each option so accelerated shall remain exercisable for fully vested shares until the earlier of (i) the expiration of the option term or (ii) the
                 --------
expiration of the one (1) year period measured from the effective date of Optionee's cessation of Service.

          H. The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Nonstatutory Option under the Federal tax laws.

          I. The outstanding options shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     IV.  CANCELLATION AND REGRANT OF OPTIONS

          The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Discretionary Option Grant Program (including outstanding options incorporated from the Predecessor
Plan) and to grant in substitution new options covering the same or different number of shares of Common Stock but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new grant date.

     V.   STOCK APPRECIATION RIGHTS

          A. The Plan Administrator shall have full power and authority to grant to selected Optionees tandem stock appreciation rights and/or limited stock appreciation rights.

          B. The following terms shall govern the grant and exercise of tandem stock appreciation rights:

                    (i) One or more Optionees may be granted the right, exercisable upon such terms as the Plan Administrator may establish, to elect between the exercise of the underlying option for shares of Common Stock and the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (a) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (b) the aggregate exercise price payable for such shares.

                    (ii) No such option surrender shall be effective unless it is approved by the Plan Administrator, either at the time of the actual option surrender or at any earlier time. If the surrender is so approved, then the distribution to which the Optionee shall be entitled may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

                    (iii) If the surrender of an option is not approved by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (a) five (5) business days after the receipt of the rejection notice or (b) the last day on which the option is otherwise exercisable in accordance with the terms of the documents evidencing such option, but in no event may such rights be exercised more than ten (10) years after the option grant date.

          C. The following terms shall govern the grant and exercise of limited stock appreciation rights:

                    (i) One or more Section 16 Insiders may be granted limited stock appreciation rights with respect to their outstanding options.

                    (ii) Upon the occurrence of a Hostile Take-Over, each individual holding one or more options with such a limited stock appreciation right shall have the unconditional right (exercisable for a thirty (30)-day period following such Hostile Take-Over) to surrender each such option to the Corporation. In return for the surrendered option, the Optionee shall receive a cash distribution from the Corporation in an amount equal to the excess of (A) the Take-Over Price of the shares of Common Stock at the time subject to such option (whether or not the Optionee is otherwise vested in those shares) over (B) the aggregate exercise price payable for those shares. Such cash distribution shall be paid within five (5) days following the option surrender date.

                    (iii) At the time such limited stock appreciation right is granted, the Plan Administrator shall pre-approve any subsequent exercise of that right in accordance with the terms of this Paragraph C. Accordingly, no further approval of the Plan Administrator or the Board shall be required at the time of the actual option surrender and cash distribution.

                                  ARTICLE THREE

                     SALARY INVESTMENT OPTION GRANT PROGRAM
                     --------------------------------------



     I.   OPTION GRANTS

          The Primary Committee shall have the sole and exclusive authority to determine the calendar year or years (if any) for which the Salary Investment Option Grant Program is to be in effect and to select the Section 16 Insiders and other highly compensated Employees eligible to participate in the Salary Investment Option Grant Program for such calendar year or years. Each selected individual who elects to participate in the Salary Investment Option Grant Program must, prior to the start of each calendar year of participation, file with the Plan Administrator (or its designate) an irrevocable authorization directing the Corporation to reduce his or her base salary for that calendar year by an amount not less than Ten Thousand Dollars ($10,000.00) nor more than Fifty Thousand Dollars ($50,000.00). Each individual who files such a timely authorization shall automatically be granted an option under the Salary Investment Grant Program on the first trading day in January of the calendar year for which the salary reduction is to be in effect.

     II.  OPTION TERMS

          Each option shall be a Non-Statutory Option evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below.

          A.   Exercise Price.
               --------------

               1. The exercise price per share shall be thirty-three and one-third percent (33-1/3%) of the Fair Market Value per share of Common Stock on the option grant date.

               2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

          B.   Number of Option Shares. The number of shares of Common Stock
               -----------------------
subject to the option shall be determined pursuant to the following formula (rounded down to the nearest whole number):

               X = A / (B x 66-2/3%), where

               X is the number of option shares,

               A is the dollar amount of the reduction in the Optionee's base salary for the calendar year to be in effect pursuant to this program, and

                B is the Fair Market Value per share of Common Stock on the option grant date.

          C.   Exercise and Term of Options. The option shall become exercisable
               ----------------------------
in a series of twelve (12) successive equal monthly installments upon the Optionee's completion of each calendar month of Service in the calendar year for which the salary reduction is in effect. Each option shall have a maximum term of ten (10) years measured from the option grant date.

          D.   Effect of Termination of Service. Should the Optionee cease
               --------------------------------
Service for any reason while holding one or more options under this Article Three, then each such option shall remain exercisable, for any or all of the shares for which the option is exercisable at the time of such cessation of Service, until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the two (2)-year period measured from the date of such cessation of Service. Should the Optionee die while holding one or more options under this Article Three, then each such option may be exercised, for any or all of the shares for which the option is exercisable at the time of the Optionee's cessation of Service (less any shares subsequently purchased by Optionee prior to death), by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or the laws of inheritance or by the designated beneficiary or beneficiaries of such option. Such right of exercise shall lapse, and the option shall terminate, upon the earlier of (i) the expiration of the ten (10)-
                                 --------
year option term or (ii) the two (2)-year period measured from the date of the Optionee's cessation of Service. However, the option shall, immediately upon the Optionee's cessation of Service for any reason, terminate and cease to remain outstanding with respect to any and all shares of Common Stock for which the option is not otherwise at that time exercisable.

     III. CORPORATE TRANSACTION/ CHANGE IN CONTROL/ HOSTILE TAKE-OVER

          A. In the event of any Corporate Transaction while the Optionee remains in Service, each outstanding option held by such Optionee under this Salary Investment Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. Each such outstanding option shall terminate immediately following the Corporate Transaction, except to the extent assumed by the successor corporation (or parent thereof) in such Corporate Transaction. Any option so assumed and shall remain exercisable for the fully-vested shares until the earlier of (i) the expiration of the ten (10)- year option term or (ii) the expiration of the two (2)-year period measured from the date of the Optionee's cessation of Service.

          B. In the event of a Change in Control while the Optionee remains in Service, each outstanding option held by such Optionee under this Salary Investment Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Change in Control, become fully exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock.

             The option shall remain so exercisable until the earliest to occur of (i) the expiration of the ten (10)-year option term, (ii) the expiration of the two (2)-year period measured from the date of the Optionee's cessation of Service, (iii) the termination of the option in connection with a Corporate Transaction or (iv) the surrender of the option in connection with a Hostile Take-Over.

          C. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each outstanding option granted him or her under the Salary Investment Option Grant Program. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the surrendered option (whether or not the option is otherwise at the time exercisable for those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. The Primary Committee shall, at the time the option with such limited stock appreciation right is granted under the Salary Investment Option Grant Program, pre-approve any subsequent exercise of that right in accordance with the terms of this Paragraph C. Accordingly, no further approval of the Primary Committee or the Board shall be required at the time of the actual option surrender and cash distribution.

          D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same. To the extent the actual holders of the Corporation's outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Corporate Transaction, the successor corporation may, in connection with the assumption of the outstanding options under this Plan, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Corporate Transaction.

          E. The grant of options under the Salary Investment Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     IV.  REMAINING TERMS

          The remaining terms of each option granted under the Salary Investment Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

                                  ARTICLE FOUR

                             STOCK ISSUANCE PROGRAM
                             ----------------------



     I.   STOCK ISSUANCE TERMS

          Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals.

          A.   Purchase Price.
               --------------

               1. The purchase price per share shall be fixed by the Plan Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the issuance date.

               2. Subject to the provisions of Section I of Article Seven, shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

                    (i) cash or check made payable to the Corporation, or

                    (ii) past services rendered to the Corporation (or any Parent or Subsidiary).

          B.   Vesting Provisions.
               ------------------

               1. Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant's period of Service or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals.

               2. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant's unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant's unvested shares of Common Stock and
(ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

          3. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant's interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

          4. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase money note of the Participant attributable to the surrendered shares.

          5. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock which would otherwise occur upon the cessation of the Participant's Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives.

          6. Outstanding share right awards under the Stock Issuance Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those awards, if the performance goals established for such awards are not attained. The Plan Administrator, however, shall have the discretionary authority to issue shares of Common Stock under one or more outstanding share right awards as to which the designated performance goals have not been attained.

     II.  CORPORATE TRANSACTION/CHANGE IN CONTROL

          A. All of the Corporation's outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

          B. The Plan Administrator shall have the discretionary authority to structure one or more of the Corporation's repurchase rights under the Stock Issuance Program so that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event the Participant's Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which those repurchase rights are assigned to the successor corporation (or parent thereof).

          C. The Plan Administrator shall also have the discretionary authority to structure one or more of the Corporation's repurchase rights under the Stock Issuance Program so that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event the Participant's Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control.

     III. SHARE ESCROW/LEGENDS

          Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

                                  ARTICLE FIVE

                         AUTOMATIC OPTION GRANT PROGRAM
                         ------------------------------

          The terms and provisions of this Article Five reflect the amendments to the Automatic Option Grant Program effected by the January 20, 2000 restatement of the Plan adopted by the Board, subject to stockholder approval of such restatement at the 2000 Annual Meeting. Such stockholder approval shall also constitute approval of each option granted under the amended Automatic Option Grant Program on or after the date of that Annual Meeting and the subsequent exercise of each such option in accordance with the terms and provisions of this Article Five.

     I.   OPTION TERMS

          A.   Grant Dates. Option grants shall be made on the dates specified
               -----------
below:

               1. Each individual who is first elected or appointed as a non-employee Board member at any time after December 31, 1999 shall automatically be granted, on the date of such initial election or appointment, a Non-Statutory Option to purchase 30,000 shares of Common Stock,/2/ provided that individual has not previously been in the employ of the Corporation or any Parent or Subsidiary.


               2. On the date of each Annual Stockholders Meeting, beginning with the 2000 Annual Meeting, each individual who is to continue to serve as a non-employee Board member, whether or not that individual is standing for re-election to the Board at that particular Annual Meeting, shall automatically be granted a Non-Statutory Option to purchase 10,000 shares of Common Stock,/3/ provided such individual has served as a non-employee Board member for at least six (6) months. There shall be no limit on the number of such 10,000-share option grants any one Eligible Director may receive over his or her period of Board service, and non-employee Board members who have previously been in the employ of the Corporation (or any Parent or Subsidiary) or who have otherwise received one or more stock option grants from the Corporation prior to the Underwriting Date shall be eligible to receive one or more such annual option grants over their period of continued Board service.

          B.   Exercise Price.
               --------------

               1. The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

------------------------
/2/ Prior to the January 2000 amendment, newly-elected or appointed non-employee Board members were to receive an automatic option grant for 15,000 shares of Common Stock.
/3/ Prior to the January 2000 amendment, continuing non-employee Board members were each to receive an annual option grant for 5,000 shares of Common Stock.

               2. The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

          C.   Option Term. Each option shall have a term of ten (10) years
               -----------
measured from the option grant date.

          D.   Exercise and Vesting of Options. Each option shall be immediately
               -------------------------------
exercisable for any or all of the option shares. However, any unvested shares purchased under the option shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee's cessation of Board service prior to vesting in those shares. The shares subject to each initial 30,000-share grant shall vest, and the Corporation's repurchase right shall lapse, in a series of six (6) successive equal semi-annual installments upon the Optionee's completion of each six (6)-month period of service as a Board member over the thirty-six (36) month period measured from the option grant date. The shares subject to each annual 10,000-share option grant shall be fully vested as of the grant date.

          E.   Limited Transferability of Options. Each option under this
               ----------------------------------
Article Five may, in connection with the Optionee's estate plan, be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. The Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Five, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee's death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee's death.

          F.   Termination of Board Service.  The following provisions shall
               ----------------------------
govern the exercise of any options held by the Optionee at the time the Optionee ceases to serve as a Board member:

                  (i) The Optionee (or, in the event of Optionee's death, the personal representative of the Optionee's estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or the laws of inheritance or the designated beneficiary or beneficiaries of such option) shall have a twelve (12)-month period following the date of such cessation of Board service in which to exercise each such option.

                    (ii) During the twelve (12)-month exercise period, the option may not be exercised in the aggregate for more than the number of vested shares of Common Stock for which the option is exercisable at the time of the Optionee's cessation of Board service.

                    (iii) Should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve (12)-month exercise period following such cessation of Board service, be exercised for all or any portion of those shares as fully-vested shares of Common Stock.

                    (iv) In no event shall the option remain exercisable after the expiration of the option term. Upon the expiration of the twelve (12)- month exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Board service for any reason other than death or Permanent Disability, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

     II.  CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER

          A. In the event of any Corporate Transaction, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. Immediately following the consummation of the Corporate Transaction, each automatic option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

          B. In connection with any Change in Control, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Change in Control, become exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. Each such option shall remain exercisable for such fully-vested option shares until the expiration or sooner termination of the option term or the surrender of the option in connection with a Hostile Take-Over.

          C. All outstanding repurchase rights shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction or Change in Control.

          D. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each of his or her outstanding automatic option grants. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to each surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. No approval or consent of the Board or any Plan Administrator shall be required at the time of the actual option surrender and cash distribution.

          E. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same. To the extent the actual holders of the Corporation's outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Corporate Transaction, the successor corporation may, in connection with the assumption of the outstanding options under this Plan, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Corporate Transaction.

          F. The grant of options under the Automatic Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     III. REMAINING TERMS

          The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

                                   ARTICLE SIX

                        DIRECTOR FEE OPTION GRANT PROGRAM
                        ---------------------------------



     I.   OPTION GRANTS

          The Primary Committee shall have the sole and exclusive authority to determine the calendar year or years for which the Director Fee Option Grant Program is to be in effect. For each such calendar year the program is in effect, each non-employee Board member may elect to apply all or any portion of the annual retainer fee otherwise payable in cash for his or her service on the Board for that year to the acquisition of a special option grant under this Director Fee Option Grant Program. Such election must be filed with the Corporation's Chief Financial Officer prior to first day of the calendar year for which the annual retainer fee which is the subject of that election is otherwise payable. Each non-employee Board member who files such a timely election shall automatically be granted an option under this Director Fee Option Grant Program on the first trading day in January in the calendar year for which the annual retainer fee which is the subject of that election would otherwise be payable in cash.

     II.  OPTION TERMS

          Each option shall be a Non-Statutory Option governed by the terms and conditions specified below.

          A.   Exercise Price.
               --------------

               1. The exercise price per share shall be thirty-three and one-third percent (33-1/3%) of the Fair Market Value per share of Common Stock on the option grant date.

               2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

          B.   Number of Option Shares.  The number of shares of Common Stock
               -----------------------
subject to the option shall be determined pursuant to the following formula (rounded down to the nearest whole number):

               X = A / (B x 66-2/3%), where

               X is the number of option shares,

               A is the portion of the annual retainer fee subject to the non-employee Board member's election, and

               B is the Fair Market Value per share of Common Stock on the option grant date.

          C.   Exercise and Term of Options. The option shall become exercisable
               ----------------------------
in a series of twelve (12) equal monthly installments upon the Optionee's completion of each calendar month of Board service in the calendar year for which the director fee election is in effect under this Article Six. Each option shall have a maximum term of ten (10) years measured from the option grant date.

          D.   Limited Transferability of Options. Each option under this
               ----------------------------------
Article Six may, in connection with the Optionee's estate plan, be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. The Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Six, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee's death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee's death.

          E.   Termination of Board Service.  Should the Optionee cease Board
               ----------------------------
service for any reason (other than death or Permanent Disability) while holding one or more options under this Director Fee Option Grant Program, then each such option shall remain exercisable, for any or all of the shares for which the option is exercisable at the time of such cessation of Board service, until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the two (2)-year period measured from the date of such cessation of Board service. However, each option held by the Optionee under this Director Fee Option Grant Program at the time of his or her cessation of Board service shall immediately terminate and cease to remain outstanding with respect to any and all shares of Common Stock for which the option is not otherwise at that time exercisable.

          F.   Death or Permanent Disability.  Should the Optionee's service as
               -----------------------------
a Board member cease by reason of death or Permanent Disability, then each option held by such Optionee under this Director Fee Option Grant Program shall immediately become exercisable for all the shares of Common Stock at the time subject to that option, and the option may be exercised for any or all of those shares as fully-vested shares until the earlier of (i) the expiration of the ten
(10)-year option term or (ii) the expiration of the two (2)-year period measured from the date of such cessation of Board service. In the event of the Optionee's death while holding such option, the option may be exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or the laws of inheritance or by the designated beneficiary or beneficiaries of such option.

          Should the Optionee die after cessation of Board service but while holding one or more options under this Director Fee Option Grant Program, then each such option may be exercised, for any or all of the shares for which the option is exercisable at the time of the Optionee's cessation of Board service (less any shares subsequently purchased by Optionee prior to death), by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or the laws of inheritance or by the designated beneficiary or beneficiaries of such option. Any such right to exercise the option shall lapse, and the option shall terminate, upon the earlier of (i) the expiration of the ten (10)-year option term or (ii) the two (2)-year period measured from the date of the Optionee's cessation of Board service.

     III. CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER

          A. In the event of any Corporate Transaction while the Optionee remains a Board member, each outstanding option held by such Optionee under this Director Fee Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. Each such outstanding option shall terminate immediately following the Corporate Transaction, except to the extent assumed by the successor corporation (or parent thereof) in such Corporate Transaction. Any option so assumed and shall remain exercisable for the fully-vested shares until the earlier of (i) the expiration of the ten (10)-year
                        --------
option term or (ii) the expiration of the two (2)-year period measured from the date of the Optionee's cessation of Board service.

          B. In the event of a Change in Control while the Optionee remains in Service, each outstanding option held by such Optionee under this Director Fee Option Grant Program shall automatically accelerate so that each such option shall immediately become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. The option shall remain so exercisable until the earliest to occur of (i) the expiration of the ten (10)-year option term, (ii) the expiration of the two (2)-year period measured from the date of the Optionee's cessation of Board service, (iii) the termination of the option in connection with a Corporate Transaction or (iv) the surrender of the option in connection with a Hostile Take-Over.

          C. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each outstanding option granted him or her under the Director Fee Option Grant Program. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to each surrendered option (whether or not the option is otherwise at the time exercisable for those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. No approval or consent of the Board or any Plan Administrator shall be required at the time of the actual option surrender and cash distribution.

          D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price
                                     --------
payable for such securities shall remain the same. To the extent the actual holders of the Corporation's outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Corporate Transaction, the successor corporation may, in connection with the assumption of the outstanding options under this Plan, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Corporate Transaction.

          E. The grant of options under the Director Fee Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     IV.  REMAINING TERMS

          The remaining terms of each option granted under this Director Fee Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

                                  ARTICLE SEVEN

                                  MISCELLANEOUS
                                  -------------


     I.   FINANCING

          The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Discretionary Option Grant Program or the purchase price of shares issued under the Stock Issuance Program by delivering a full-recourse, interest bearing promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. In no event may the maximum credit available to the Optionee or Participant exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares (less the par value of those shares) plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

     II.  TAX WITHHOLDING

          A. The Corporation's obligation to deliver shares of Common Stock upon the exercise of options or the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

          B. The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Common Stock under the Plan (other than the options granted or the shares issued under the Automatic Option Grant or Director Fee Option Grant Program) with the right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes to which such holders may become subject in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

          Stock Withholding:  The election to have the Corporation withhold,
          -----------------
from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.

          Stock Delivery:  The election to deliver to the Corporation, at the
          --------------
time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.

     III. EFFECTIVE DATE AND TERM OF THE PLAN

          A. The Plan shall become effective immediately on the Plan Effective Date. However, the Salary Investment Option Grant Program and the Director Fee Option Grant Program shall not be implemented until such time as the Primary Committee may deem appropriate. Options may be granted under the Discretionary Option Grant at any time on or after the Plan Effective Date, and the initial option grants under the Automatic Option Grant Program shall also be made on the Plan Effective Date to any non-employee Board members eligible for such grants at that time. However, no options granted under the Plan may be exercised, and no shares shall be issued under the Plan, until the Plan is approved by the Corporation's stockholders. If such stockholder approval is not obtained within twelve (12) months after the Plan Effective Date, then all options previously granted under this Plan shall terminate and cease to be outstanding, and no further options shall be granted and no shares shall be issued under the Plan.

          B. The Plan shall serve as the successor to the Predecessor Plan, and no further option grants or direct stock issuances shall be made under the Predecessor Plan after the Plan Effective Date. All options outstanding under the Predecessor Plan on the Plan Effective Date shall be incorporated into the Plan at that time and shall be treated as outstanding options under the Plan. However, each outstanding option so incorporated shall continue to be governed solely by the terms of the documents evidencing such option, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of Common Stock.

          C. One or more provisions of the Plan, including (without limitation) the option/vesting acceleration provisions of Article Two relating to Corporate Transactions and Changes in Control, may, in the Plan Administrator's discretion, be extended to one or more options incorporated from the Predecessor Plan which do not otherwise contain such provisions.

          D. The Plan was amended and restated on January 20, 2000 (the "January 2000 Restatement") to effect the following changes, subject to stockholder approval at the 2000 Annual Meeting:

                    (i) increase the maximum number of shares of Common Stock authorized for issuance under the Plan by an additional 3,000,000 shares so that the authorized share reserve was thereby increased from ___________ shares to ____________________ shares of Common Stock;


                    (ii) increase the size of the automatic share increase to the Plan each calendar year from 4% to four and 4.75% of the total number of outstanding shares of Common Stock on the last trading day of the immediately preceding calendar year;

                    (iii) increase the limit on the maximum number of shares of Common Stock by which the share reserve under the Plan may increase automatically each calendar year from 2,000,000 shares to 5,000,000 shares;

                    (iv) increase the size of the initial automatic option grant made to each newly-elected or appointed non-employee Board member from 15,000 shares to 30,000 shares of Common Stock, effective for non-employee Board members who first join the Board after December 31, 1999; and

                    (v) increase the size of the annual automatic option grant to each continuing non-employee Board member from 5,000 shares to 10,000 shares of Common Stock, effective with the 2000 Annual Stockholders Meeting.

          No option grants or direct stock issuances shall be made on the basis of the share increases authorized by the January 2000 Restatement unless and until that restatement is approved by the stockholders at the 2000 Annual Meeting.

          E. The Plan shall terminate upon the earliest to occur of (i) April 15, 2009, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with a Corporate Transaction. Should the Plan terminate on April 15, 2009, then all option grants and unvested stock issuances outstanding at that time shall continue to have force and effect in accordance with the provisions of the documents evidencing such grants or issuances.

     IV.  AMENDMENT OF THE PLAN

          A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

          B. Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant and Salary Investment Option Grant Programs and shares of Common Stock may be issued under the Stock Issuance Program that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess issuances are made, then
(i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

     V.   USE OF PROCEEDS

          Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

     VI.  REGULATORY APPROVALS

          A. The implementation of the Plan, the granting of any stock option under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any granted option or (ii) under the Stock Issuance Program shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the shares of Common Stock issued pursuant to it.

          B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

     VII. NO EMPLOYMENT/SERVICE RIGHTS

          Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

                                    APPENDIX
                                    --------

          The following definitions shall be in effect under the Plan:

          A.   Automatic Option Grant Program shall mean the automatic option
               ------------------------------
grant program in effect under Article Five of the Plan.

          B.   Board shall mean the Corporation's Board of Directors.
               ------

          C.   Change in Control shall mean a change in ownership or control of
               ------------------
the Corporation effected through either of the following transactions:

                    (i) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders, or

                    (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

          D.   Code shall mean the Internal Revenue Code of 1986, as amended.
               -----

          E.   Common Stock shall mean the Corporation's common stock.
               -------------

          F.   Corporate Transaction shall mean either of the following
               ----------------------
stockholder approved transactions to which the Corporation is a party:

                    (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

                    (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

          G.   Corporation shall mean Digital Island, Inc., a Delaware
               ------------
corporation, and any corporate successor to all or substantially all of the assets or voting stock of Digital Island, Inc. which shall by appropriate action adopt the Plan.

          H.   Director Fee Option Grant Program shall mean the special stock
               ---------------------------------
option grant in effect for non-employee Board members under Article Six of the Plan.

          I.   Discretionary Option Grant Program shall mean the discretionary
               ----------------------------------
option grant program in effect under Article Two of the Plan.

          J.   Eligible Director mean a non-employee Board member eligible to
               -----------------
participate in the Automatic Option Grant or Director Fee Option Grant Program in accordance with the eligibility provisions of Articles One, Five and Six.

          K.   Employee shall mean an individual who is in the employ of the
               ---------
Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

          L.   Exercise Date shall mean the date on which the Corporation shall
               -------------
have received written notice of the option exercise.

          M.   Fair Market Value per share of Common Stock on any relevant date
               ------------------
shall be determined in accordance with the following provisions:

                    (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                    (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                    (iii) For purposes of any option grants made on the Underwriting Date, the Fair Market Value shall be deemed to be equal to the price per share at which the Common Stock is to be sold in the initial public offering pursuant to the Underwriting Agreement.

          N.   Hostile Take-Over shall mean the acquisition, directly or
               ------------------

indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept.

          O.   Incentive Option shall mean an option which satisfies the
               -----------------
requirements of Code Section 422.

          P.   Involuntary Termination shall mean the termination of the Service
               ------------------------
of any individual which occurs by reason of:

                    (i) such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

                    (ii) such individual's voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual's consent.

          Q.   Misconduct shall mean the commission of any act of fraud,
               -----------
embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

          R.   1934 Act shall mean the Securities Exchange Act of 1934, as
               ---------
amended.

          S.   Non-Statutory Option shall mean an option not intended to satisfy
               --------------------
the requirements of Code Section 422.

          T.   Optionee shall mean any person to whom an option is granted under
               ---------
the Discretionary Option Grant, Salary Investment Option Grant, Automatic Option Grant or Director Fee Option Grant Program.

          U.   Parent shall mean any corporation (other than the Corporation) in
               -------
an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          V.   Participant shall mean any person who is issued shares of Common
               ------------
Stock under the Stock Issuance Program.

          W.   Permanent Disability or Permanently Disabled shall mean the
               ---------------------------------------------
inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve
(12) months or more. However, solely for purposes of the Automatic Option Grant and Director Fee Option Grant Programs, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

          X.   Plan shall mean the Corporation's 1999 Stock Incentive Plan, as
               -----
set forth in this document.

          Y.   Plan Administrator shall mean the particular entity, whether the
               -------------------
Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

          Z.   Plan Effective Date shall mean the date the Plan shall become
               --------------------
effective and shall be coincident with the Underwriting Date.

          AA.  Predecessor Plan shall mean the Corporation's 1998 Stock
               -----------------
Option/Stock Issuance Plan in effect immediately prior to the Plan Effective Date hereunder.

          BB.  Primary Committee shall mean the committee of two (2) or more
               -----------------
nonemployee Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders and to administer the Salary Investment Option Grant Program solely with respect to the selection of the eligible individuals who may participate in such program.

          CC.  Salary Investment Option Grant Program shall mean the salary
               --------------------------------------
investment option grant program in effect under Article Three of the Plan.

          DD.  Secondary Committee shall mean a committee of one or more Board
               -------------------
members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders.

          EE.  Section 16 Insider shall mean an officer or director of the
               -------------------
Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

          FF.  Service shall mean the performance of services for the
               --------
Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

          GG.  Stock Exchange shall mean either the American Stock Exchange or
               ---------------
the New York Stock Exchange.

          HH.  Stock Issuance Program shall mean the agreement entered into by
               ----------------------
the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

          II.  Stock Issuance Program shall mean the stock issuance program in
               ----------------------
effect under Article Four of the Plan.

          JJ.  Subsidiary shall mean any corporation (other than the
               -----------
Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          KK.  Take-Over Price shall mean the greater of (i) the Fair Market
               ----------------
Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over. However, if the surrendered option is an Incentive Option, the Take-Over Price shall not exceed the clause (i) price per share.

          LL.  10% Stockholder shall mean the owner of stock (as determined
               ----------------
under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

          MM.  Underwriting Agreement shall mean the agreement between the
               ----------------------
Corporation and the underwriter or underwriters managing the initial public offering of the Common Stock.

          NN.  Underwriting Date shall mean the date on which the Underwriting
               ------------------
Agreement is executed and priced in connection with an initial public offering of the Common Stock.

          OO.  Withholding Taxes shall mean the Federal, state and local income
               -----------------
and employment withholding taxes to which the holder of Non-Statutory Options or unvested shares of Common Stock may become subject in connection with the exercise of those options or the vesting of those shares.

                             DIGITAL ISLAND, INC.
                                     PROXY


                Annual Meeting of Stockholders, April 20, 2000


        This Proxy is Solicited on Behalf of the Board of Directors of
                             DIGITAL ISLAND, INC.

        The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held April 20, 2000 and the Proxy Statement and appoints Ruann F. Ernst and T.L. Thompson, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of common stock of Digital Island, Inc. (the "Company") that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at the Park Hyatt Hotel, 333 Battery Street, San Francisco, California 94111 on Thursday, April 20, 2000 at 10:00 a.m. local time (the "Annual Meeting"), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

        The Board of Directors recommends a vote IN FAVOR OF the directors listed below and a vote IN FAVOR OF each of the listed proposals. This Proxy, when properly executed, will be voted as specified below. If no specification is made, this Proxy will be voted IN FAVOR OF the election of the directors listed below and IN FAVOR OF the other proposals.


        1. To elect directors to serve for a three-year term ending in the year 2003 or until the successors are duly elected and qualified;

                                            WITHHOLD
                                           AUTHORITY
                                   FOR      TO VOTE
           Ruann F. Ernst          [ ]        [ ]

           Charlie Bass            [ ]        [ ]

           [ ]_________________________________________
                For all nominees except as noted above


        2. To approve a series of amendments to the Digital Island 1999 Stock                   FOR       AGAINST       ABSTAIN
           Incentive Plan which will (i) increase the number of shares of                       ---       -------       -------
           Digital Island common stock available for issuance under the 1999                    [ ]         [ ]           [ ]
           plan by an additional 3,000,000 shares, (ii) effect certain changes to the automatic share increase provisions of the 1999 plan, as fully described in the proxy statement, and (iii) effect certain changes to the automatic option grant program in effect for the non-
           employee board members under the 1999 plan, as fully described in the proxy statement.

        3. To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending
           December 31, 2000.                                                                   [ ]         [ ]           [ ]

        4. In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other
           matters as may properly come before the meeting.                                     [ ]         [ ]           [ ]

MARK HERE                       MARK HERE
FOR ADDRESS  [ ]                IF YOU PLAN  [ ]
CHANGE AND                      TO ATTEND
NOTE BELOW                      THE MEETING

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, give full name and title as such.


Please sign, date and return promptly in the accompanying envelope.


Signature:_______________Date:__________Signature:_______________Date:__________